Exhibit 10.10

CONSTRUCTION LOAN AGREEMENT

dated as of March 5, 2021

by and between

RAIL LAND COMPANY, LLC

as Borrower

and

MATTRESS LIQUIDATORS, INC.

as Lender

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (“Agreement”), is made and entered into as of March 5, 2021 (“Loan Date”), by and between RAIL LAND COMPANY, LLC, a Colorado limited liability company (“Borrower”), and MATTRESS LIQUIDATORS, INC., a Colorado corporation, its successors and assigns (“Lender”).

R E C I T A L S:

Borrower is the owner of the Real Property (as defined below) and proposes to construct on the Real Property certain infra-structure improvements (“Improvements”) and any and all improvements not on the Real Property which are required to be in place to make use of the Improvements as shown on the Plans and Specifications (collectively referred to herein as the “Project”). Borrower has applied to Lender for the Loan (as hereinafter defined) for the purpose of constructing the Project, and Lender is willing to make the Loan upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto represent and agree as follows:

ARTICLE 1

INCORPORATION AND DEFINITIONS

1.1Incorporation and Definitions. The foregoing recitals and all exhibits hereto are hereby made a part of this Agreement. The following terms shall have the following meanings in this Agreement:

Agreed Venues: As defined in Section 14.17 hereof.

Agreement: As defined in the preamble.

Available Funds: As defined in Section 5.4 hereof.

Board of Directors: Means, collectively, the members of the Metropolitan District’s board of directors.

Bond Sale: Means the date on which the Series 2021A Bonds are sold by the Metropolitan District’s underwriters to investors, the proceeds of which shall be held and disbursed for the purpose of funding the Public Improvements in accordance with law and the Bond offering documents.

Bonds: Metropolitan District’s Limited Tax General Obligation/Revenue Bonds, Series 2021A and/or Series 2021B.

Borrower: As defined in the preamble.

Borrower’s Sworn Statement: As defined in Section 3.2(g) hereof.

Business Day: Shall mean any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Denver, Colorado and which is not a Federal Reserve Bank holiday or non-processing day.

Collateral: Means the Real Property, Improvements, and the following:

(a) All machinery, apparatus, equipment, fittings, fixtures (whether actually or constructively attached, and including all trade, domestic, and ornamental fixtures) owned by Borrower and now or hereafter located in, upon, or under the Real Property or Improvements and used or usable in connection with any present or future operation thereof, and all additions thereto and replacements therefor;

(b)Any and all insurance proceeds, and any and all awards, including interest, previously and hereafter made to Borrower for taking by eminent domain or by agreement in lieu of any such action of the whole or any part of such parcel or any easements used in connection with the Real Property; and

(c) All books, records (electronic or otherwise), reports, surveys, plans, specifications, files, tests, plats, engineering reports, permits (government or otherwise), licenses (government or otherwise), escrow deposits, tenant security deposits, soil reports, agreements with contractors, architects, developers and/or municipal corporations or agencies, agreements and documents of any kind or nature relating to any of the Real Property or the development or operation thereof.

Commitment Amount: Up to Twelve Million One Hundred Eighty-Nine Thousand and 00/100 Dollars ($12,189,000.00); provided that until the Bond Closing occurs, the commitment shall only be up to Eight Million Eight Hundred Thousand and 00/100 Dollars ($8,800,000.00). Notwithstanding the above, any Escrow Construction Disbursement shall not count against the Commitment Amount, unless such funds are determined not be reimbursable from Escrowed Funds.

Completion Date: Means a date that is no later than eighteen (18) months from the Loan Date, subject to extension for delays caused by Force Majeure, or such other date as Borrower and Lender may agree.

Construction Contracts: The Subcontracts.

Construction Disbursement: A disbursement of Loan Proceeds for construction of the Project.

Construction Disbursement Account: An account held by the Title Insurance Company in into which the proceeds of the Loan and other funding sources will be deposited from time to time for the funding of disbursement requests, provided that the Loan will only be disbursed once all of the applicable conditions to the Construction Disbursement of that portion of the Loan to be disbursed has been satisfied.

Construction Loan Disbursing Agreement: Means the Construction Loan Disbursing Agreement entered into on or about the date hereof, among Borrower, Lender and the Title Company which outlines the procedures for disbursing Loan Proceeds.

Construction Schedule: As defined in Section 4.1(g) hereof.

Continuing Equity Requirements: As defined in Section 2.4 hereof.

Cure Period: As defined in Section 12.1(b) hereof.

Current Loan: Lender’s current term loan to Borrower secured by the Real Property in the principal amount of $2,450,000.00, plus any accrued and unpaid interest thereon.

Deed of Trust: A second priority Construction Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing duly executed by Borrower and granting a lien on Borrower’s Improvements and the Real Property to Lender to secure the Note, the Loan and all obligations of Borrower in connection therewith, subject only to the Mortgage and the Permitted Exceptions, which shall be recorded in the real property records of Adams County, Colorado, and all amendments, modifications, extensions, renewals, replacements and substitutions thereto.

Default Rate: As defined in the Note.

Development Approvals and Instruments. Means those public and private land use and development control documents instruments in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and which are intended to increase the value of the Real Property. These shall include without limitation those related to the Metropolitan District, and those entered into in connection with a sale or lease of portions of the Real Property. These shall also include the zoning entitlements and platting that are currently being sought by Borrower from Adams County.

Director: Means a duly appointed, elected, or nominated member of the Board of Directors.

Distribution: Means (a) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other interest of such Person, and (b) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other interest of such Person.

Engineer: Enertia Consulting Group, Kimley-Horn, and ATS, Inc., or such other engineer retained by Borrower and approved by Lender in writing.

Engineer’s Contract(s): Those certain contracts with each Engineer for providing engineering services relating to the Project.

Environmental Indemnity Agreement: That certain Environmental Indemnity Agreement, dated as of the Loan Date, from Borrower and Guarantors in favor of Lender, wherein Borrower and Guarantors agree, jointly and severally, to indemnify Lender for all risks, liabilities, costs and expenses associated with environmental matters at the Real Property, and all amendments, modifications, extensions, renewals, replacements and substitutions thereto.

Environmental Laws: As defined in the Environmental Indemnity Agreement.

Environmental Reports: Means those environmental reports listed on the attached Exhibit E.

Escrow Agreement: Means the Escrow Agreement entered into pursuant to the LKQ Contract, whereby Borrower is required to place the Escrowed Funds into escrow with the Title Insurance Company to pay for certain Improvements that are necessary for LKQ to obtain its building permits, as well as those Improvements that will generally benefit the entire Project.

Escrow Construction Disbursement: Means any Construction Disbursement used to fund an otherwise reimbursable amount pursuant to the Escrow Agreement prior to such reimbursement from Escrowed Funds.

Escrowed Funds: Means the sum of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00).

Event of Default: One or more of the events or occurrences referred to in Article 12 hereof.

Extension Period: As defined in Section 2.2(f)(i) hereof.

Final Disbursement: As defined in Section 5.12 hereof.

Force Majeure: Any delay affecting construction which is caused by fire, flood, earthquake or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, governmental regulation of the sale or transportation of materials, supplies or labor, unusually adverse weather conditions, typical weather conditions as it relates to the installation of landscaping, pandemic or epidemic, government shutdown, or other occurrences beyond Borrower’s reasonable control (but not the financial inability of Borrower); provided, however, that Borrower shall furnish Lender with written notice to Lender describing any such delay and the anticipated period of delay within five (5) Business Days after the occurrence of any such Force Majeure. Furthermore, COVID-19 shall not be considered for purposes of determining whether a Force Majeure event exists.

GAAP: Means U.S. generally accepted accounting principles.

Guarantor: Shall mean, individually, Rocky Mountain Industrials and any other Person who executes and delivers a Guaranty for the benefit of Lender, and “Guarantors” means, collectively, Rocky Mountain Industrials and any other Person who executes and delivers a Guaranty for the benefit of Lender.

Guaranty: As defined in Section 3.1(f) hereof.

Hazardous Substances: As defined in the Environmental Indemnity Agreement.

Improvements: As defined in the Recitals to this Agreement.

In Balance: As defined in Section 5.4 hereof.

Initial Equity Requirements: As defined in Section 2.3 hereof.

Interest Reserve Account: Means that certain deposit account held at a banking institution chosen by Lender in the name of, and under the sole dominion and control of, Lender. The Interest Reserve Account may be used by Lender to pay itself interest and other Loan Expenses.

Lender: As defined in the preamble.

Lender’s Consultant: The Post Group, LLC or such Person as Lender may select, from time to time, to provide constructing monitoring and consulting services to Lender in connection with the Project.

LKQ Closing. Means the closing of the transfer of the property subject to the LKQ Contract, which occurred on January 14, 2021.

LKQ Contract. Means that certain Purchase and Sale Agreement by and between Borrower (“Seller”) and NF Denver LLC, a Texas limited liability company, entered into as of January 31, 2020, as amended, regarding the purchase and sale of certain real property situated within the Real Property, as more particularly described in the LKQ Contract.

LKQ Parcel Release Agreement: Means that certain LKQ Parcel Release Agreement between Borrower and Lender, dated January 14, 2021, wherein Borrower has agreed to pay the LKQ Parcel Release Fee related to the LKQ Closing to Lender as prepaid consideration for Lender making the Loan to Borrower.

LKQ Parcel Release Fee: Has the meaning ascribed in the LKQ Parcel Release Agreement.

Loan: The loans to be made pursuant to this Agreement.

Loan Advance Requisition: As defined in Section 5.3(a) hereof.

Loan Date: As defined in the preamble.

Loan Documents: This Agreement, the documents specified in Article 3 hereof and any other instruments evidencing, securing or guaranteeing obligations of any party under the Loan.

Loan Expenses: As defined in Section 5.2(e) hereof.

Loan Opening: The first Construction Disbursement of Loan Proceeds.

Loan Proceeds: All amounts advanced as part of the Loan, whether advanced directly to Borrower or otherwise.

Material Adverse Effect: Means (a) a material adverse change in, or material adverse effect upon, the operations, business, Project, or condition (financial or otherwise) taken as a whole, that materially impairs Borrower or Guarantor’s ability to perform its obligations under the Loan Documents, (b) a material impairment of the ability of Borrower or Guarantor to perform its material obligations under any Loan Document, or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against Borrower or Guarantor of any Loan Document or the rights and remedies of Lender thereunder, or (ii) the perfection or priority of any lien granted to Lender.

Material Subcontractor: Means any Subcontractor providing work or materials in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) pursuant to a Subcontract.

Maturity Date: The earlier of (a) the 365th day following the Loan Date, as may be extended pursuant to Section 2.2(f), or (b) the date on which Lender’s commitment is terminated pursuant to Section 13.1 hereof.

Metropolitan District: Means The Rocky Mountain Rail Park Metropolitan District formed in Adams County, Colorado in 2019 to provide a part or all of the Public Improvements necessary for the development of properties within the Metropolitan District boundaries. The primary purpose of the Metropolitan District is to finance the completion of the Public Improvements and provide ongoing operations and maintenance services related to the Public Improvements as set forth in the Metropolitan District’s “Service Plan”.

Mortgage: Means the security instrument duly executed by Borrower and granting a senior lien on Borrower’s Improvements and the Real Property to Lender to secure the Release Fee Agreement and all obligations of Borrower in connection therewith, which shall be recorded in the real property records of Adams County, Colorado, and all amendments, modifications, extensions, renewals, replacements and substitutions thereto. The Mortgage shall be filed prior to the Deed of Trust.

Note: The Promissory Note in the amount of the Commitment Amount to be executed by Borrower payable to the order of Lender to evidence the Loan and all amendments, modifications, extensions, renewals, replacements and substitutions thereto.

OFAC: Means the Office of Foreign Assets Control.

Opening Disbursement: A disbursement of Loan Proceeds equal to the sum of (a) the amount outstanding to refinance the Current Loan, (b) the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) to fund the Interest Reserve Account, (c) the amount of the Loan Fee described in Section 2.5 below, (d) $385,000.00 for the payment in lieu of park dedication that Borrower has previously paid to Adams County, Colorado, and (e) any other disbursements approved by Lender in its sole discretion.

Patriot Act: As defined in Section 14.22.

Permits: As defined in Section 4.1(b)(ii) hereof.

Permitted Exceptions: The title exceptions specified in Exhibit B hereto, and any others approved by Lender in writing.

Person: means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

Plans and Specifications: The detailed plans and specifications and/or project manual for the construction of the Project, which are prepared in accordance with the terms of the Engineer’s Contract and approved by Lender and Lender’s Consultant, together with any changes made therein which are permitted under the terms of this Agreement.

Premises: As defined in the Deed of Trust.

Prohibited Activities: As defined in Section 8.16 hereof.

Project: As defined in the Recitals to this Agreement.

Project Budget: The Project Budget approved in writing by Borrower and Lender prior to Loan Opening, which when finalized shall be attached hereto as Exhibit C.

Project Costs: The hard and soft costs of the Project as set forth in the Project Budget, which costs will be allocated within the Project Budget to the Improvements.

Public Improvements: Means any of the following services: street improvements, sanitary sewer, storm sewer, water, park and recreation, safety protection, fire protection, transportation, mosquito control, television relay and translation, and such other improvements that may be approved by the

Metropolitan District. The Public Improvements will be completed for the use and benefit of the general public and property owners and taxpayers within the Metropolitan District’s boundaries. Districts are governed by their Service Plans, and statutes and regulations controlling local governments. The “Service Plan,” that governs the Metropolitan District, was approved by the Adams County Board of County Commissioners, which includes a description of the proposed services to be provided by the Metropolitan District, a financial plan of how the proposed services are to be funded, engineering and architectural surveys, maps, and other relevant information concerning the Metropolitan District.

Real Property: Shall mean the tracts of land described in Exhibit A attached hereto, together with all of Borrower’s right, title and interest to the following assets to the extent not pledged to or otherwise required to be transferred to any governmental authority, utility provider, or to the Metropolitan District to secure the Bonds (hereinafter defined):

(a)All buildings, structures, and Improvements now or hereafter located on such tracts, as well as all rights-of-way, easements, and other appurtenances thereto;

(b) Any land lying between the boundaries of such tracts and the center line of any adjacent street, road, avenue, or alley, whether opened or proposed;

(c)All of the rents, income, receipts, revenues, issues and profits of and from such tracts and Improvements;

(d)In any and all interest in or rights to (i) water and water rights of any type which are appurtenant to or underlie, or have at any time been used on or in connection with the Real Property, including, but not limited to, adjudicated water rights and conditional water rights and decrees and priorities therefor; (ii) unadjudicated water rights and appropriations; (iii) rights to water from tributary, nontributary and not nontributary sources, whether surface or underground; (iv) well permits or well registrations issued by or on file with the Colorado Division of Water Resources, together with all rights existing thereunder; (v) rights and permits in designated groundwater basins; (vi) right to tributary, nontributary and not nontributary groundwater existing by virtue of land ownership; (vii) all rights shares, or allotments of water in ditch or reservoir companies, conservancy districts, or other water distribution organizations and all shares of stock or other instruments evidencing a right to such water; (viii) all rights claimed by contract, exchange, or plan for augmentation; (ix) all ditches, canals, reservoirs, pipelines, tunnels, wells and other structures for diverting, conveying and storing water, and all rights-of-way and easements therefor (collectively, the “Water Rights”). The Water Rights specifically include, but are not limited to, all nontributary groundwater underlying the Real Property and any and all permits for the withdrawal of groundwater. The Water Rights also specifically include, but are not limited to, the following determinations of groundwater rights and permits for the withdrawal of groundwater:

Determination No. 3628-BD, which authorizes the average annual withdrawal from the Denver Aquifer of 164 acre-feet from Area A and 44.6 acre-feet from Area B, and a total amount to be withdrawn of 6,400 acre-feet from Area A and 4,460 acre-feet from Area B.

Determination No. 3627-BD, which authorizes the average annual withdrawal from the Upper Arapahoe Aquifer of 112 acre-feet from Area A and 38.3 acre-feet for Area B, and a total amount to be withdrawn of 11,200 acre-feet from Area A and 3,830 acre-feet from Area B.

Determination No. 3626-BD, which authorizes the average annual withdrawal from the Lower Arapahoe Aquifer of 40 acre-feet from Area A and 12.8 acre-feet for Area B, and a total amount to be withdrawn of 4,000 acre-feet from Area A and 1,280 acre-feet from Area B.

Determination No. 3625-BD, which authorizes the average annual withdrawal from the Laramie-Fox Hills Aquifer of 109 acre-feet from Area A and 33.8 acre-feet for Area B, and a total amount to be withdrawn of 10,900 acre-feet from Area A and 3,380 acre-feet from Area B.

Permit No. 59151-MH, which authorizes the drilling and operation of a monitoring hole into the Denver Aquifer.

Permit No. ____, which authorizes ____.

Notwithstanding the foregoing, if Borrower transfers any or all of the foregoing Water Rights to the Metropolitan District in exchange for Bonds, Lender shall release the lien of this Loan therefrom in consideration for Borrower pledging such Bonds to MLI as substitute Collateral for the Loan;

(e)All oil and gas rights, minerals, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above such tracts, if any, which are now owned or hereafter acquired by Borrower;

(f)All right, title, interest and estate of Borrower in and to streets, roads, ways, sidewalks, curbs, alleys and areas adjoining the land and any and all portions thereof, and whether vacated by law or ordinance (conditionally or otherwise);

(g)All development rights associated with such tracts, whether previously or subsequently transferred to such tracts from other real property or now or hereafter susceptible of transfer from such tracts to other real property;

(h)All of Borrower’s rights and interests under any existing and future sales contracts affecting all or any portion of the foregoing property, including, without limitation, the land and/or the Improvements; and

(l)All other and greater rights and interests of every nature in such tracts and in the possession or use thereof and income therefrom.

Reimbursement Agreement: Means that certain Funding and Reimbursement Agreement, dated as of December 1, 2019, between Borrower and the Metropolitan District, and all amendments, modifications, extensions, renewals, replacements and substitutions thereto.

Release Fee: A fee equal to the sum of Two Million Two Hundred Fifty Thousand and 00/100 Dollars ($2,250,000.00), plus (i) if Borrower exercises its one (1) year extension option pursuant to Section 2.2(f), the Release Fee shall be increased by an additional Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), plus (ii) if the proceeds from the sale of the Bonds (as defined in the Loan Agreement) are received by the Metropolitan District after August 1, 2021 and before December 31, 2021, the Release Fee shall be increased by an additional One Hundred Thousand and 00/100 Dollars ($100,000.00) per additional month or any part thereof, and plus (iii) if the proceeds from the sale of the Bonds are received by the Metropolitan District after January 1, 2022, the Release Fee shall be increased by an additional One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) per additional month or any part thereof. The Release Fee shall be paid equal by Borrower to Lender as follows: (a) five percent (5%) of the “gross proceeds” of the sale of any of the Collateral pledged to Lender comprising any part of the Project, and (b) ten percent (10%) of the gross annual lease payment related to the leasing of any parcel comprising any part of the Project. The parties acknowledge and agree that the Release Fee payable pursuant to the LKQ Contract was paid to Lender at the LKQ Closing, and the Release Fee paid in connection therewith shall be applied to the Release Fee.

Release Fee Agreement: Means that certain Release Fee Agreement between Borrower and Lender, dated of even date herewith, wherein Borrower has agreed to pay the Release Fee to Lender as additional consideration for Lender making the Loan to Borrower, and all amendments, modifications, extensions, renewals, replacements and substitutions thereto. Subject to the LKQ Parcel Release Agreement, the LKQ Parcel Release Fee shall be applied to the Release Fee. The Release Fee Agreement shall “run with the land” until satisfied in full, and shall be secured by the Mortgage, which shall be recorded in the real property records of Adams County, Colorado.

Resignation(s): Shall mean, individually or collectively, the undated executed resignation letter of each Director of the Board of Directors. Promptly upon (i) the replacement of a Director after a Director resignation, or (ii) upon the expansion of the Board of Directors, Borrower shall obtain an undated executed resignation letter for new Director.

Rocky Mountain Industrials: Means Rocky Mountain Industrials, Inc., a Nevada corporation.

Service Plan: As defined in definition of Public Improvements in this Section 1.1.

Solvent: Shall mean, with respect to any Person, such Person is not “insolvent” within the meaning of Section 101(32) of the United States Bankruptcy Code.

Subcontract: Any contract and/or purchase order between Borrower and any Subcontractor for the construction or equipping of the Project or for the furnishing of labor or materials for all or any portion of the Project.

Subcontractor: Any Subcontractor having a contract with Borrower for the construction, equipping or supplying by such Subcontractor of any portion of the Project.

Subordinated Debt: Shall mean, any and all loans or advances made to Borrower by any of Borrower’s members, by any affiliates of Borrower, or by any affiliates of Borrower’s members and any other indebtedness of Borrower which has been subordinated by written agreement to the obligations owed by Borrower to Lender in form and substance satisfactory to Lender in Lender’s reasonable discretion.

Survey: As defined in Section 3.2(k) hereof.

Title Insurance Company: Fidelity National Title Insurance Company-National Commercial Services, 8055 E. Tufts Ave., Suite 900, Denver, Colorado 80237, Direct: 720-200-1241, Cell: 303-887-0956, Email: Darren.hone@fnf.com.

Title Insurance Company Escrow Agreement: Means the Escrow Agreement, of even date herewith, between Borrower, Lender and the Title Insurance Company, and all amendments, modifications, extensions, renewals, replacements and substitutions thereto, which shall govern the Construction Disbursements and Escrow Construction Disbursements.

Title Policy: As defined in Section 3.2(f) hereof.

1.2Interpretation. Any word herein which is expressed in the masculine, feminine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural. The words “hereof,” “herein,” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context in which used clearly requires otherwise, in each Loan Document, “or” has the inclusive meaning represented by the phrase “and/or”, and the words “shall” and “will” have the same meaning and effect as “must” and indicate a requirement or obligation. All references to time of day herein are references to Denver, Colorado time unless otherwise specifically provided. All references in this Agreement or any other Loan Document to (a) the preamble or any section means, unless the context otherwise requires, the preamble or a section of this Agreement or (b) any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

ARTICLE 2

THE LOAN

2.1Agreement to Borrow and Lend. Subject to the terms and conditions of this Agreement and the other Loan Documents, prior to the Completion Date, and provided no Event of Default shall have occurred and is continuing or the occurrence of any event which, with the giving of notice or the passage of time, or both, will become an Event of Default hereunder, Lender will, at Borrower’s request, cause advances to be issued for the account of Borrower in an amount not to exceed the Commitment Amount. Borrower acknowledges that it has no right to the proceeds of the Loan other than to have the same disbursed by Lender in accordance with the terms of this Agreement.

2.2Repayment of the Loan.

(a)Interest Payments. From the Loan Date until the Maturity Date, Borrower shall make interest only payments to Lender (unless paid from the Interest Reserve Account), including with respect to unreimbursed Escrow Construction Disbursements, at the rate or rates set forth in the Note (computed on the basis of the actual number of days elapsed over a year of 360 days), including interest at the Default Rate (if applicable), and in the manner set forth in the Note.

(b)Mandatory Principal Reduction Payments from Sales and Leasing. Upon the closing of the sale of any lot within the Real Property, excluding the property subject to the LKQ Contract, pursuant to the terms of a purchase and sale agreement between Borrower and a bona fide third party purchaser for value, Borrower shall remit to Lender, contemporaneously with the closing of the sale of the lot, not less than fifty percent (50%) the net sales price of any such lot. Upon the leasing of any lot within the Real Property pursuant to the terms of a lease agreement, Borrower shall remit to Lender within five (5) days after each lease payment is received by Lender, not less than fifty percent (50%) the net lease payment for any such lot. Any payment received pursuant to this Section 2.2(b) shall be applied to reduce the outstanding principal balance of the Loan. As used herein, “net sales price” and “net lease payment” shall mean the gross amount from any sale or lease less any Release Fee and less reasonable and customary sales (or leasing) commissions, taxes and fees. In no event shall the foregoing principal reduction payment obligation apply to the LKQ Contract transaction.

(c)Mandatory Principal Reduction Payments Upon Reimbursement of Escrowed Funds. Upon the completion of any Improvements reimbursable pursuant to the Escrow Agreement, Borrower shall submit, within five (5) days of the completion of such Improvements, to the Title Insurance Company for reimbursement from the Escrowed Funds and shall direct the Title Insurance Company to remit such Escrowed Funds directly to Lender as a reimbursement for any Escrow Construction Disbursement or otherwise. In the event Borrower directly receives any such Escrowed Funds, Borrower shall remit to Lender the full amount of such reimbursement of Escrowed Funds within five (5) days of receipt. Any payment received pursuant to this Section 2.2(c) shall be applied to satisfy Borrower’s Initial Equity Requirement.

(d)Mandatory Principal Reduction Payments Upon Reimbursement by Bond Proceeds. Upon the completion of any of the Public Improvements, Borrower shall submit to the Metropolitan District for reimbursement of the cost of such Public Improvements. Borrower shall remit to Lender the full amount of such reimbursement from the Metropolitan District (not to exceed the then applicable outstanding principal balance of the Loan, and not subject to any Release Fee obligation) within five (5) days of receipt. Any payment received pursuant to this Section 2.2(d) shall be applied to reduce the outstanding principal balance of the Loan.

(e)Maturity Date. The entire unpaid outstanding balance of the Loan, including any unpaid or unreimbursed Escrow Construction Disbursements, together with interest and any other unpaid charges, shall mature and become due and payable by Borrower on the Maturity Date.

(f)Maturity Date Extension. Notwithstanding anything to the contrary contained herein, the Maturity Date may be extended as provided below:

(i)Borrower shall have the option to extend the Maturity Date for up to twelve (12) months (the “Extension Period”); provided that all of the following conditions are satisfied:

(a)Unless otherwise approved by Lender, no uncured Event of Default shall exist;

(b)On or before thirty (30) days prior to the current Maturity Date, Lender has received written notice from Borrower to exercise such option to extend together with an extension fee of One Hundred Twenty-One Thousand Eight Hundred Ninety and 00/100 Dollars ($121,890.00); and

(c)Borrower and Guarantor shall execute and deliver any reasonable and customary documentation required by Lender in connection with such extension.

(ii)During the Extension Period, Borrower shall pay monthly interest payments as set forth in Section 2.2(a). The entire unpaid outstanding balance of the Loan, together with interest and any other unpaid charges, shall mature and become due and payable by Borrower on the Maturity Date, as extended.

2.3Initial Equity Requirement. Prior to any advance of Loan Proceeds, Borrower shall fund the Escrow Agreement pursuant to its terms (“Initial Equity Requirement”). Except as otherwise set forth herein, Borrower shall not be permitted to use any of the Initial Equity Requirement except as set forth in the Escrow Agreement and in accordance with the Project Budget.

2.4Continuing Equity Requirement. Except as otherwise provided in Section 2.3 to the contrary, Borrower shall pay, from sources other than Loan proceeds, (a) cash equal to the amount necessary to fund any cost overruns associated with the Project (i.e., costs in excess of the Project Budget for any construction category, unless Borrower is allowed pursuant to Section 5.2(f) below to reallocate between construction categories), and (b) such additional amounts as is necessary to keep the Loan In Balance (collectively, the “Continuing Equity Requirement”).

2.5Loan Fee. Concurrently with the execution of this Agreement, Borrower authorizes Lender to advance from the Loan a loan fee in the amount Two Hundred Forty-Three Thousand Seven Hundred Eighty and 00/100 Dollars ($243,780.00). The loan fee will be fully earned by Lender upon execution of this Agreement and is non-refundable.

2.6Release Fee. Subject to the terms and conditions of the Release Fee Agreement and this Agreement, upon the sale of leasing of any of the Collateral pledged to Lender comprising any part of the Project, except as otherwise provided in Section 14.26 below, Borrower shall remit to lender the applicable Release Fee. Any such Release Fee shall be remitted to Lender on the same timeline as received by Borrower, e.g. if the closing of a sale, then at closing, if monthly lease payment, then monthly remittance to Lender, if annual lease payment, then annual remittance to Lender. The parties acknowledge and agree that the Release Fee payable pursuant to the LKQ Contract was paid to Lender at the LKQ Closing, and the Release Fee paid in connection therewith shall be applied to the Release Fee. Any Release Fee paid by Borrower to Lender will be fully earned by Lender when paid, is non-refundable and shall be applied towards the Release Fee.

2.7Authorization for Direct Payment. To effectuate any payment due under this Agreement or any Loan Document, Borrower hereby authorizes Lender to make disbursements of Loan Proceeds itself from the Interest Reserve Account or otherwise. This authorization to initiate debit entries to the Interest Reserve Account or from other Loan proceeds shall remain in full force and effect until the Loan is paid in full.

ARTICLE 3

LOAN DOCUMENTS AND CONDITIONS TO LOAN CLOSING

3.1Loan Documents. As a condition precedent to the Loan closing and the Opening Disbursement, Borrower agrees that it will deliver the following Loan Documents to Lender, all of which must be in the form delivered by Lender to Borrower, and executed by Borrower:

(a)Promissory Note. The Note, executed by Borrower payable to the order of Lender.

(b)Deed of Trust. The Deed of Trust, executed by Borrower.

(c)Assignments of Leases and Rents. An assignment from Borrower to Lender of all rents, leases and profits of the Premises as security for the Note, and all amendments, modifications, extensions, renewals, replacements and substitutions thereto.

(d)Environmental Indemnity Agreement. The Environmental Indemnity Agreement, executed by Borrower and each Guarantor in favor of Lender.

(e)Financing Statements. Uniform Commercial Code Financing Statements as required by Lender to perfect all security interests granted by the Deed of Trust and the Loan Documents.

(f)Guaranties. A Guaranty of Payment and Performance (“Guaranty”) executed by each Guarantor guaranteeing to Lender (i) the payment of certain amounts due in connection with the Loan, and (ii) completion of the Project pursuant to the terms of this Agreement substantially in accordance with the Plans and Specifications, in accordance with all applicable law and free of claims for mechanics’ liens and materialmen’s liens on the Completion Date, and all amendments, modifications, extensions, renewals, replacements and substitutions thereto.

(g)Collateral Assignments. Collateral assignments of such agreements, leases, contracts and other rights or interests of Borrower with respect to the Project as Lender may reasonably request.

(h)Assignment of Plans, Specifications, Construction and Service Contracts, Licenses and Permits. An assignment to Lender of Borrower’s rights in and to all contracts, plans and specifications, tests, reports, permits, licenses and approvals which may be obtained for the construction and use of the Project, which assignment shall contain the consent of the Borrower, Engineer and other applicable professional and such parties’ agreement to continue performance under its contract on behalf of Lender if Lender shall exercise its rights under the Assignment.

(i)Release Fee Agreement and Mortgage. The Release Fee Agreement, executed by Borrower and Lender. Borrower further agrees to execute and deliver to Lender or the Title Insurance Company the Mortgage to be recorded in the real property records of Adams County, Colorado.

(j)Collateral Pledge, Assignment and Security Agreement of and Relating to the Reimbursement Agreement and Delivery of Resignations in Blank. A Collateral Pledge, Assignment and Security Agreement from Borrower to Lender of its right, tittle and interest in and to the Reimbursement Agreement, and all amendments, modifications, extensions, renewals, replacements and substitutions thereto. In addition and in connection with the Assignment of Reimbursement Agreement, Borrower shall deliver to Lender the Resignations.

(k)Construction Loan Disbursing Agreement. The Construction Loan Disbursing Agreement executed by Borrower, Lender and the Title Company which outlines the procedures for disbursing Loan Proceeds.

(l)Other Loan Documents. Such other documents and instruments as further security for the Loan as Lender may reasonably require.

3.2Conditions to Closing. As a condition precedent to the Loan Date, the following items shall be completed prior to the Loan Date or at such time as is set forth below, all of which must be reasonably satisfactory to Lender in form, content and execution:

(a)Due Diligence. Lender shall have completed its due diligence of Borrower, the Premises and each Guarantor.

(b)Organizational Documents. A current Certificate of Good Standing for Borrower and Guarantor from their respective states of organization, a copy of Borrower’s Articles of Organization and Operating Agreement, a copy of Guarantor’s articles of incorporation and bylaws, including all amendments thereto, and an incumbency certificate showing specimen signatures for all authorized representatives of Borrower and Guarantor executing applicable Loan Documents, and copies of Borrower’s and Guarantor’s resolutions authorizing execution and delivery of the applicable Loan Documents.

(c)Market Analysis. A Market Analysis and Valuation Study of the Real Property prepared by PGAV Planners.

(d)Environmental Reports. The Environmental Reports shall be subject to Lender’s approval in its sole and absolute discretion. If the Environmental Reports reveal contamination or conditions warranting further investigation in order to establish baseline data, Lender may require, in its sole and absolute discretion, a written report (also referred to herein as the “Environmental Report”) based on additional testing and investigation in order to define the source and extent of the contamination or to establish baseline data, as well as to provide relevant detailed information on the area’s geological and hydrogeological conditions. Any additional Environmental Reports prepared pursuant to this requirement shall be subject to Lender’s approval, in its sole and absolute discretion.

(e)Geotechnical Report. A geotechnical report prepared by a licensed soil engineer satisfactory to Lender showing the locations of all borings, containing boring logs for all borings together with recommendations for the design of the foundations, paved areas and underground utilities for the Project, confirming that there are no mining facilities, sink holes or voids beneath the Real Property, confirming that no conditions exist which could cause subsidence of any portion of the Real Property that would adversely affect the Project and showing no state of facts which could adversely affect the Project.

(f)Title Insurance Policy. An ALTA Construction Loan Policy-06-17-06 (or in such other form as Lender may approve) issued as of the Loan Date by the Title Insurance Company to Lender in the full amount of the Loan and as set forth in Title Company File Number 100-N0030097-020-LM1, insuring the Deed of Trust to be a valid first, prior and paramount lien upon the fee title to the Real Property subject only to the Permitted Exceptions and to customary exceptions for pending disbursements of the Loan, and containing such endorsements as Lender may reasonably require (“Title Policy”).

(g)Sworn Statement. A sworn statement (“Borrower’s Sworn Statement”) from Borrower (and/or such other party as may be required by the Title Insurance Company or applicable mechanics’ lien laws) and a sworn statement from the Borrower setting forth a description of all contracts executed by Borrower with respect to the Real Property, the names and addresses of the contractors, engineers and other parties under those contracts, the date of each such contract and of any supplements or amendments thereto, the nature and scope of the work covered thereby, and the aggregate amounts theretofore paid and thereafter to be paid to each contractor thereunder; and further stating whether said contracts, collectively, include all of the work required to be done and all of the material necessary for completion of the Project in accordance with the Plans and Specifications, and, if not, providing sufficient information to enable Lender to estimate the cost of any work or materials not so covered.

(h)Real Estate Taxes. Copies of the most recent real estate tax bills for the Real Property and evidence satisfactory to Lender that the Real Property is separately assessed for real estate taxing purposes.

(i)Documents of Record. Copies of all covenants, conditions, restrictions, easements and matters of record which affect the Premises.

(j)Searches. A report from the Title Insurance Company or the appropriate filing officers of the state and county in which the Real Property is located and the state of Borrower’s organization, indicating that no judgments, tax or other liens, security interests, leases of personalty, financing statements or other encumbrances (other than Permitted Exceptions and the liens and security interests in favor of Lender) are of record or on file encumbering any portion of the Real Property, and that there are no judgments, tax liens, pending litigation or bankruptcy actions outstanding with respect to Borrower and Guarantors.

(k)Survey. Borrower has delivered to Lender its plat of survey (“Survey”) of the Real Property which was made by a land surveyor licensed in the State of Colorado, and has been accepted by Adams County and approved by Lender. Borrower shall furnish an improvement location certificate showing additional improvements placed on the Real Property upon completion of the foundation work and a copy of an improvement location certificate on completion of construction showing the location of all improvements on the Real Property and otherwise complying with the foregoing requirements.

(l)Insurance Policies. Before the commencement of any work on the Project, Lender shall have received evidence of the binding coverage of the insurance coverages required in accordance with the requirements of the Deed of Trust, including general liability coverage of Borrower, and Builders Risk, on an all risk basis, with no coinsurance requirement, indicating Lender as additional insured and Lender loss payee, as applicable

(m)Lender’s Consultant Report. A written report(s) prepared at Borrower’s expense by Lender’s Consultant, which report(s) shall be based upon an evaluation and/or investigation of specific factors and shall describe in detail the investigation and evaluations, as well as the findings. The report(s) shall include the evaluation of the Plans and Specifications and their compliance with governmental regulations; the evaluation of the mechanical, electrical and plumbing systems to be or already installed in the Project and the adequacy of design and operation of the systems for their intended uses and any other matters required by Lender; an evaluation of any construction completed to date; such additional information as Lender’s Consultant deems necessary or desirable; and such other information as Lender may reasonably request.

(n)Additional Documents. Such other papers and documents regarding Borrower, Guarantor or the Project as Lender may reasonably require.

ARTICLE 4

CONDITIONS TO LOAN OPENING

4.1Conditions to Loan Opening. As a condition precedent to the Loan Opening and prior to any request for a Construction Disbursement, other than the Opening Disbursement, the following items shall be completed to the reasonable satisfaction of Lender in form, content and execution, and Borrower shall have delivered the same to Lender:

(a)Loan Documents. Fully executed copies of the Loan Documents as set forth in Section 3.1, and such other documents as Lender may reasonably require, and complied with the conditions set forth in Section 3.2.

(b)Utilities; Licenses; Permits. Evidence satisfactory to Lender that:

(i)all providers of utility and municipal services required for the construction, occupancy and operation of the Premises have provided “will-serve” letters confirming that such services will be available after construction thereof as provided in the Construction Contracts, subject only to payment of costs and fees included in the Project Budget;

(ii)all permits, licenses and governmental approvals (“Permits”), including a building permit issued by the appropriate governmental authority authorizing construction of the Project in accordance with the Plans and Specifications and including tap-on permits (if and to the extent available), required by applicable law to construct, occupy and operate the Premises have been issued or will be issued before commencement of the work relating to such permit, are in full force and all fees therefor have been fully paid or, if the stage of construction of the Project does not allow the issuance of all such Permits, then Borrower shall provide evidence, reasonably satisfactory to Lender that as the construction progresses Borrower will promptly obtain and deliver to Lender such Permits as and when they become available;

(iii)the storm and sanitary sewage disposal system, the water system and all mechanical systems serving the Premises do (or when constructed will) comply with all applicable laws, ordinances, rules and regulations, including Environmental Laws and the applicable environmental protection agency, pollution control board and/or other governmental agencies having jurisdiction of the Premises have issued their permits for the construction and operation thereof; and

(iv)all utility, parking, access (including curb cuts and highway access), construction and other easements and permits required or, in Lender’s judgment, necessary for the construction and use of the Real Property have been granted, issued or are in process.

(c)Easements. Such easements as are necessary for, or are otherwise beneficial to the Project, ensuring that Borrower and its successors have adequate access to the Real Property from public roads.

(d)Initial Equity Requirement. Evidence that Borrower has satisfied the Initial Equity Requirement by funding the account subject to the Escrow Agreement as set forth in Section 2.3.

(e)Plans and Specifications. One (1) complete set of the final detailed Plans and Specifications for the Project, including all changes to the date of submission thereof, showing identification thereof by the Engineer and generally consistent with any preliminary plans theretofore submitted to Lender, together with evidence satisfactory to Lender that the Plans and

Specifications have been approved by Borrower. The Plans and Specifications must be satisfactory to Lender in all respects and must be approved in writing by Lender.

(f)Construction Contracts. Certified copies of the executed Construction Contracts, which shall conform to applicable terms of this Agreement, are in full force and effect or will be when the Project is at the stage of construction relating to such Construction Contract, including, without limitation, provisions regarding retainage, changes in Plans and Specifications, change orders, extras and construction schedule and which must be reasonably satisfactory to Lender in all respects; provided that if such Construction Contracts do not cover all of the work necessary for completion of construction of the Project, including the installation of fixtures and equipment and work required for the operation of the Project, required to make leasable any portion of the Project intended to be leased, Borrower shall furnish detailed studies, designs, budgets and schedules, construction contracts and any other information that Lender shall reasonably require with respect to such additional work from responsible parties reasonably satisfactory to Lender.

(g)Construction Schedule. A schedule (“Construction Schedule”) in form and content reasonably satisfactory to Lender which, among other things, sets forth dates for commencement and completion of the Project, indicates projected cash flow and the time for performance of the work to be accomplished under the Construction Contracts, and includes a statement from the Borrower that, in its best professional judgment, the Construction Schedule is realistic and can be adhered to in completing the Project in accordance with the Plans and Specifications. The Construction Schedule shall be submitted to Lender prior to the commencement of any construction related draws.

(h)Engineer’s Contract. A certified copy of the executed Engineer’s Contract, which shall be in a format and of a scope which is commensurate with industry practice for projects of a similar size and nature, conform to applicable terms of this Agreement, and which must be satisfactory to Lender and Lender’s counsel in all respects.

(i)Engineer’s Consent. A consent to Borrower’s collateral assignment of the Engineer’s Contract executed by the Engineer’s in the form provided by Lender.

(j)Subcontracts. Certified copies of the executed Subcontracts for each Material Subcontractor and such other Subcontractors as reasonably requested by Lender’s Consultant.

(k)Metropolitan District or Bond Counsel Opinion. A legal opinion from counsel reasonably acceptable to Lender with respect to the Bonds, stating that all Project Costs related to the Public Improvements are eligible for reimbursement (a) under all applicable Colorado and local law and (b) from the tax-exempt proceeds of the Bonds.

(l)Construction Disbursement Account. Borrower shall establish, and provide to Lender the information for, the Construction Disbursement Account with the Title Insurance Company.

(m)Additional Documents. Such other papers and documents regarding Borrower, any Guarantor or the Project as Lender may reasonably require.

ARTICLE 5

DISBURSEMENTS

5.1Conditions Precedent to Disbursement of Loan Proceeds. No disbursement of Loan Proceeds shall be made by Lender to Borrower at any time unless:

(a)Borrower’s Initial Equity Requirement shall have been deposited pursuant to the Escrow Agreement;

(b)all material conditions precedent to that disbursement have been satisfied (including substantial compliance with Articles 3 and 4), or waived by Lender, including, without limitation, performance of all of the then pending material obligations of Borrower under this Agreement and the Loan Documents;

(c)the Loan is In Balance (as defined in Section 5.4 hereof);

(d)no Event of Default has occurred under this Agreement or under any Loan Document and remains uncured;

(e)no litigation or proceedings are pending or threatened in writing (including proceedings under Title 11 of the United States Code) against Borrower, any Guarantor, or the Project, which litigation or proceedings, in the reasonable judgment of Lender, is likely to result in the occurrence of a Material Adverse Effect or which could materially affect the completion of the Project;

(f)no event, circumstance or condition exists or has occurred which, in Lender’s reasonable judgment, could delay or prevent the completion of the Project by the Completion Date, excluding those constituting Force Majeure events;

(g)all representations and warranties made by Borrower to Lender herein and otherwise in connection with the Loan continue to be accurate in all material respects; and

(h)if the proposed disbursement is a Construction Disbursement, the additional requirements of Section 5.3 hereof have been satisfied.

5.2Loan Disbursement. Subject to the satisfaction of the terms and conditions herein contained, the Loan Proceeds shall be disbursed as follows:

(a)The Loan Opening and the Opening Disbursement shall be made at such time as all of the conditions and requirements of this Agreement required to be performed by Borrower or other parties prior to the Loan Opening and the Opening Disbursement have been satisfied or performed, unless the same shall have been waived in writing by Lender.

(b)All Construction Disbursements and all Escrow Construction Disbursements will be administered by the Title Company pursuant to the terms of the Construction Loan Disbursing Agreement and shall be deposited in the Construction Disbursement Account and made in accordance with the provisions of this Article 5.

(c)All Construction Disbursements and all Escrow Construction Disbursements must be made for (i) the payment of the Project Costs in strict accordance with the Project Budget and subject to reimbursement from Escrowed Funds or by the Metropolitan District under applicable Colorado and local law, (ii) the payment of the Project Costs and subject to reimbursement from Escrowed Funds or by the Metropolitan District under applicable Colorado and local law, or (iii) the payment of the Project Costs in strict accordance with the Project Budget.

(d)If any disbursement of Loan Proceeds is made by Lender into an escrow or reserve, including the Interest Reserve Account, those Loan Proceeds shall be considered to be disbursed to Borrower from the date of deposit into that escrow and interest shall accrue on those Loan Proceeds from that date.

(e)Borrower hereby requests and authorizes Lender to make advances directly to itself, from the Interest Reserve Account or otherwise, for payment and reimbursement of all interest, charges, costs and expenses incurred by Lender in connection with the Loan, including, but not limited to, (i) interest due on the Loan and loan fees, service charges, commitment fees or other fees due to Lender in connection with the Loan; (ii) all title examination, survey, escrow, filing, search, recording and registration fees and charges; (iii) all reasonable fees and disbursements of architects, engineers and consultants engaged by Borrower and Lender, including the reasonable fees and disbursements of the architects, engineers, Lender’s Consultant and Lender’s insurance consultant; (iv) all documentary stamp and other taxes and charges imposed by law on the issuance or recording of any of the Loan Documents; (v) intentionally deleted; (vi) all title, casualty, liability or other insurance premiums; (vii) all reasonable fees and disbursements of legal counsel engaged by Lender in connection with the Loan, including, without limitation, counsel engaged in connection with the enforcement or administration of this Agreement or any of the Loan Documents; and (viii) any costs and expenses required to be paid by Borrower under this Agreement, the Deed of Trust or any Loan Document after the occurrence of an Event of Default (all of which are herein referred to as “Loan Expenses”). The funding by Lender of any such Loan Expenses shall be deemed a draw of Loan Proceeds for which Borrower shall be responsible for repayment.

(f)No material amendment of the Project Budget (defined as any individual amendment greater than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or cumulative amendments greater than Five Hundred Thousand and 00/100 Dollars ($500,000.00) of the Project Budget) shall be made without Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. No reallocation of line items within the Project Budget (e.g., earthwork, storm drainage, wastewater, etc.) shall be made unless Borrower can demonstrate to Lender’s satisfaction that (i) sufficient funds remain in the line item from which the amount is to be reallocated to pay all Project Costs associated with that line item; and (ii) no line items in the Project Budget (other than the line item to which the reallocation is sought) are required, in Lender’s reasonable judgment, to be increased, Lender shall not unreasonably withhold, condition or delay its consent to reallocations from line items to which a contingency has been allocated in the Project Budget as long as the line item to which such contingency relates has been completed. Notwithstanding the above, Borrower may reallocate any cost savings associated with a discrete construction Project Budget line item (e.g., earthwork, storm drainage, wastewater, etc.) upon completion of such discrete construction Project Budget line item and Lender shall permit reallocation of not more that seventy-five percent (75%) of the contingency related to any such discrete construction Project Budget line item.

(g)Notwithstanding anything to the contrary contained in this Agreement, provided all other conditions to a Construction Disbursement are satisfied or otherwise waived by Lender, Lender shall make Construction Disbursements of up to a maximum amount of Eight Million Eight Hundred Thousand and No/100 Dollars ($8,800,000.00) until such time as the Bond Sale occurs. If such maximum amount has theretofore been disbursed, unless otherwise waived by Lender, Lender shall be under no obligation to fund the remainder of the Construction Disbursements until the Bond Sale has occurred.

5.3Documents Required for Each Construction Disbursement. At least ten (10) days prior to, and as a condition of, each Construction Disbursement, Borrower shall furnish to Lender and to Lender’s Consultant the following documents covering such disbursement:

(a)Borrower’s disbursement request in the form approved by Lender attached hereto as Exhibit D (“Loan Advance Requisition”), which shall, among other things specify the amount of the requested disbursement (exclusive of interest); direct Lender to disburse such funds in accordance with this Agreement; and certify to Lender, as of the date of the applicable Loan Advance Requisition, that:

(i)the total amount of each request for disbursement (exclusive of interest) represents the actual amount payable to the Subcontractors, vendors, or to Borrower’s or its Affiliate’s personnel who have performed work on the Project as permitted pursuant to Section 2.3) and indicating what payment requests, if any, have been received by Borrower from the Subcontractors, vendors or internal personnel, but have not yet been approved by Borrower for payment;

(ii)no Event of Default exists under this Agreement or any other Loan Document and remains uncured;

(iii)the representations and warranties contained in Article 7 of this Agreement are true and correct in all material respects;

(iv)Borrower has received no notice and has no knowledge of any liens or claims of lien either filed or threatened against the Real Property except the liens of Lender, the Permitted Exceptions and those which are specifically identified in writing to Lender;

(v)all amounts shown as previous payments on the current Loan Advance Requisition have been paid to the parties entitled to such payment;

(vi)approval by Borrower of all work and materials for which a payment is then due and for which disbursement of the Loan is thereby requested;

(vii)that all work and materials theretofore furnished for the Project substantially conform with the Plans and Specifications;

(viii)copies of all Construction Contracts, as then in effect, have been delivered to Lender; and

(ix)that each cost submitted is for (1) the payment of the Project Costs in strict accordance with the Project Budget and subject to reimbursement from Escrowed

Funds or by the Metropolitan District under applicable Colorado and local law, (2) the payment of the Project Costs and subject to reimbursement from Escrowed Funds or by the Metropolitan District under applicable Colorado and local law, or (3) the payment of the Project Costs in strict accordance with the Project Budget; and

(x)the Loan is In Balance (as defined in Section 5.4 hereof).

(b)A certificate as to completion and payment authorization on AIA Form G702 and G703, or such other form reasonably approved by Lender, properly executed by the Material Subcontractors seeking payment, and Lender’s Consultant;

(c)Material Subcontractors’ sworn statements and waivers of lien (or a check endorsement), conditional lien waivers covering all work for which disbursement is to be made to a date specified therein, and unconditional lien waivers covering all prior work done on the Premises, to a reasonably current date, otherwise paid for or to be paid for by Borrower or any other Person, all in compliance with the mechanics’ lien laws of the State of Colorado and with the requirements of Lender and the Title Insurance Company (for issuance of interim title endorsements covering such disbursement), together with such invoices, contracts or other supporting data as Lender or the Title Insurance Company may reasonably require;

(d)Disclaimers from suppliers of fixtures and equipment of any vendor’s lien or purchase money security interest therein and evidence satisfactory to Lender that all fixtures and equipment are and will remain free of security interests of all kinds other than security interests of Lender;

(e)Endorsements to the Title Policy to cover the amount and date of the Construction Disbursement insuring that the Deed of Trust is a first, prior and paramount lien on the Real Property subject only to the Mortgage and Permitted Exceptions, and insuring that nothing has intervened to affect the validity or priority of the Deed of Trust; those endorsements may be delivered to Lender concurrently with the disbursement of the Loan Proceeds which are the subject of those endorsements;

(f)Such other papers and documents as the Title Insurance Company may require for the disbursement of funds from the Construction Disbursement Account and for issuance of endorsements to the Title Policy for each disbursement of Loan Proceeds;

(g)An updated Construction Schedule, including a statement from each of the Borrower and Lender’s Consultant that, in their best professional judgment, the Construction Schedule, as updated, is realistic and can be adhered to in completing the Project in accordance with the Plans and Specifications;

(h)Reimbursement to Lender of the cost associated with Lender’s Consultant processing the Disbursement Request; and

(i)Certifications that the following conditions are true:

(i)From Borrower and Lender’s Consultant that (A) all proceeds of the Loan disbursed to date have been applied to payment of the Project Costs, (B) the Project is being constructed substantially in accordance with the Plans and Specifications and with applicable law, and (C) the Project is being completed in accordance with the Construction Schedule; and

(ii)From Borrower that the Construction Contracts are in full force and effect.

5.4Loan In Balance. Anything in this Agreement contained to the contrary notwithstanding, it is expressly understood and agreed that the Loan at all times shall be In Balance (as hereinafter defined). The Loan shall be deemed to be “In Balance” only if the total of the Available Funds (as hereinafter defined), as determined in Lender’s reasonable judgment, shall equal or exceed the aggregate of: (i) the amount required to pay interest on the Loan to the Maturity Date; (ii) the amounts to be paid as retainage to Persons who have supplied labor, services or materials to the Project including, without limitation, the Engineer and all Material Subcontractors as provided in Section 5.10; (iii) the amount required, as may be determined in Lender’s reasonable discretion from time to time, for a contingency reserve as set forth in the Project Budget, as may be amended, which may be used for approved Project costs as set forth in the Project Budget; and (iv) the amount necessary to pay for all unpaid costs incurred or to be incurred in the completion of the construction of the Project and operation of the Project until the Maturity Date, including the cost of purchase and installation of all fixtures and equipment and all work required to finish or improve any portion of the Premises to be leased, if any. As used herein, the term “Available Funds” shall mean:

(a)the undisbursed proceeds of the Loan (which must be in an amount that is no greater than the Commitment Amount); plus

(b)the unused portion of Borrower’s cash Initial Equity Requirement; plus

(c)any other amounts deposited by Borrower pursuant to this Section 5.4 and then held in the Construction Disbursement Account.

Borrower agrees that if for any reason the Loan is not In Balance, Borrower will, within fifteen (15) calendar days after request by Lender, deposit into the Construction Disbursement Account, cash in an amount which will place the Loan In Balance, which deposit shall first be exhausted before any further disbursement of the proceeds of the Loan shall be made. Lender may suspend further Construction Disbursements until the Loan is brought back In Balance.

5.5Lender’s Verification of Construction Contracts. Prior to the Loan Opening, and from time to time thereafter, Lender or the Title Insurance Company may forward to any or all Material Subcontractors listed on Borrower’s Sworn Statement a contract verification to confirm the terms and amount of each Subcontract for each Material Subcontractor. If there is any discrepancy between the terms and amounts as shown by the Construction Contracts, the sworn statements, and the verifications, Lender may require, as a condition to further disbursements, that such discrepancies be eliminated to its reasonable satisfaction.

5.6Payments Directly to Subcontractors. Upon the occurrence of an Event of Default, Lender, in its sole discretion, may make or cause to be made payments for the cost of construction of the Project directly to any Subcontractor or to any vendor of fixtures and equipment or jointly to Borrower and any of such parties.

5.7Construction Disbursement Account Payouts. Borrower shall maintain the Construction Disbursement Account for deposit of the proceeds of the Loan. All disbursements hereunder shall be made through the Construction Disbursement Account with Title Insurance Company or any third party, the terms of which shall be acceptable to Lender in its reasonable discretion. Borrower agrees that it shall sign any such commercially reasonable form of construction escrow or disbursement agreement if requested to do so by Lender and Title Insurance Company, and Borrower will cause each

Material Subcontractor to comply with any requirements of the Title Insurance Company in order to enable Title Insurance Company to issue to Lender such title insurance endorsements or other protections as Lender may reasonably request.

5.8Frequency of Construction Disbursements. Subsequent to the Loan Opening and unless Lender’s prior written consent is obtained, Construction Disbursements shall be made, and the conditions precedent to such Construction Disbursements shall be met, from time to time as construction progresses within ten (10) days after Borrower’s submission to the disburser, but no more frequently than once in each calendar month.

5.9Consultants. In connection with the transactions contemplated hereby, Lender shall have the right (but not the duty) to employ such consultants, including Lender’s Consultant, as it may reasonably deem appropriate from time to time, to (a) review and make recommendations regarding the Plans and Specifications, the Project Budget and the Construction Schedule, (b) inspect the Premises from time to time to insure that the same are being duly constructed and equipped as herein provided, (c) review and make recommendations regarding any elements of a request for disbursement, (d) obtain information and documentation respecting the Project, attend meetings respecting the Project and formulate reports for Lender pertaining to the Project and (e) perform such other services as Lender from time to time may require, all solely on behalf of Lender. Subject to the terms and conditions hereof, the reasonable costs and disbursements of such consultants shall be deemed “Loan Expenses.” Neither Lender nor any such consultants shall be deemed to have assumed any responsibility to, or be liable to, Borrower or any Guarantor with respect to any actions taken or omitted by Lender or such consultants pursuant to this Section 5.9. Notwithstanding the aforesaid or anything else provided in this Agreement to the contrary, Borrower shall not be entitled to rely on any statements or actions of Lender’s Consultant or any of Lender’s other consultants and neither Lender’s Consultant nor any other consultant retained by Lender shall have the power or authority to grant any consents or approvals or bind Lender in any manner, absent confirmation by Lender of the accuracy of the information conveyed by such consultant to Borrower.

5.10Retainages. Disbursement of the available proceeds of the Loan shall be limited to an amount equal to the percentage thereof required by the terms of the Construction Contracts for the Material Subcontractors, but in no event shall Lender be obligated in respect of any Construction Contract for the Material Subcontractors, until final disbursement, to disburse in excess of ninety percent (90%) of the value (as determined by Lender and as certified by Lender’s Consultant), of the materials and labor incorporated in the Project from time to time pursuant to such Construction Contract for the Material Subcontractors. Lender shall disburse any remaining amounts comprising retainage under the Construction Contracts upon satisfaction of the requirements for Final Disbursement as set forth in Section 5.12. Notwithstanding the foregoing, if any Material Subcontractor refuses to enter into a Construction Contract with a retainage provision despite Borrower’s commercially reasonable efforts to obtain such a provision, the Lender shall waive such requirement for that particular Construction Contract as long as the amount of contingency in the Project Budget for this line item is not less than ten percent (10%) and remains at this threshold until the line item is closed out.

5.11Stored and Unincorporated Materials. No disbursement for materials purchased by Borrower but not yet installed or incorporated into the Project shall be made without Lender’s prior approval of the conditions under which such materials are purchased and stored. In no event shall any such disbursement be made unless the materials involved have been delivered to the Real Property or stored with a bonded warehouseman, with reasonably satisfactory evidence of security, insurance both during storage and transit and suitable storage. Borrower shall provide Lender, in connection with such materials, a copy of a bill of sale or other evidence of title in Borrower, together with a copy of UCC searches against Borrower and the warehouseman, if applicable, indicating no liens or claims which may affect such materials. Borrower shall provide Lender, Lender’s Consultant and any applicable governmental agency or testing authority having jurisdiction over the Project with access to inspect, test or otherwise examine such stored and unincorporated materials.

5.12Final Disbursement. Lender will advance to the Title Company to be disbursed pursuant to the Construction Loan Disbursing Agreement, for payment of Project Costs only and in accordance with the Project Budget, the full amount of the Loan not theretofore disbursed (“Final Disbursement”) when the following conditions shall have been complied with, provided that such compliance shall have occurred prior to the Completion Date and no uncured Event of Default then exists and no event, circumstance or condition has occurred or exists which, with the passage of time or the giving of notice, would constitute an Event of Default under this Agreement or under the Loan Documents:

(a)Borrower and Lender’s Consultant certify in writing to Lender that to their knowledge the Project has been fully and satisfactorily completed substantially in accordance with the Plans and Specifications;

(b)Lender has received as built Plans and Specifications for the Project reasonably satisfactory to Lender in form and content;

(c)All Material Subcontractors have supplied Lender and the Title Insurance Company with final sworn statements and full and complete waivers of all mechanics’ lien claims (subject to receipt of good funds with respect to the final payment);

(d)Lender has received such endorsements to the Title Policy as Lender may reasonably require;

(e)Borrower shall have furnished to Lender permanent insurance in form and amount and with companies satisfactory to Lender in accordance with the requirements of the Deed of Trust;

(f)Borrower shall have furnished Lender such governmental licenses, and permits as may be required to use, occupy and operate the Premises as contemplated from appropriate governmental authorities;

(g)Borrower shall have furnished an updated survey or an improvement location certificate locating the completed Project, including all paving, driveways, fences and other exterior improvements and otherwise in compliance with Section 3.2(k) hereof;

(h)All fixtures and equipment required for the operation of the Premises shall have been installed free and clear of all liens, title retention agreements and security interests except security interests granted to Lender;

(i)At Lender’s option, Lender shall have received reports from the Title Insurance Company or the appropriate filing offices of the state and county in which the Real Property is located and the state of Borrower’s organization, indicating that no judgments, tax or other liens, security interests, leases of personalty, financing statements or other encumbrances (other than Permitted Exceptions, liens and security interests in favor of Lender and no other party), are of record or on file encumbering any portion of the Real Property, and that there are no judgments or tax liens outstanding in respect to Borrower;

(j)The Bond Sale shall have occurred; and

(k)Borrower shall have complied with all other requirements of this Agreement and the other Loan Documents.

5.13Expenses and Advances Secured by the Deed of Trust. Any and all advances or payments made by Lender hereunder, from time to time, and any amounts expended by Lender pursuant to this Agreement, together with Lender’s Consultant’s fees and attorneys’ fees, if any, and all other Loan Expenses, as and when advanced or incurred, shall be deemed to have been disbursed as part of the Loan and be and become secured and guaranteed by the Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, whether or not the aggregate of such indebtedness shall exceed the face amount of the Note.

5.14Acquiescence not a Waiver. To the extent that Lender may have acquiesced (whether intentionally or unintentionally) in Borrower’s failure to comply with and satisfy any condition precedent to the Loan Opening, to any Construction Disbursement or to any disbursement of Loan Proceeds, such acquiescence shall not constitute a waiver by Lender of any condition precedent set forth in this Agreement, and Lender at any time thereafter may require Borrower to comply with and satisfy all conditions and requirements of this Agreement, unless such acquiescence is in writing and specifically states that it is a waiver of such condition precedent.

5.15Lender’s Action for Lender’s Own Protection Only. The authority herein conferred upon Lender and any action taken by Lender or Lender’s Consultant or their agents or employees in making inspections of the Premises, attending regularly scheduled Project meetings, procuring sworn statements and waivers of lien, approving Subcontractors pursuant to Material Subcontracts and approving Plans and Specifications will be taken by Lender and Lender’s Consultant and by their agents or employees for their own protection only, and neither Lender nor Lender’s Consultant nor their agents or employees shall be deemed to have assumed any responsibility to Borrower or any Guarantor or any other Person with respect to any such action herein authorized or taken by them or with respect to the proper construction and equipping of the Project, performance of Construction Contracts or prevention of claims for mechanics’ or materialmen’s liens.

5.16Site Visits.

(a)Lender and its agents and representatives (including Lender’s Consultant) shall have the right at any reasonable time, during normal business hours and with not less than twenty-four (24) hours’ prior notice (and without notice after the occurrence of an Event of Default until the same is cured or in the case of an emergency), at its own risk, to enter and visit the Premises for the purposes of performing an appraisal, observing the work of construction and examining all materials, plans, specifications, working drawings and other matters relating to the construction. For purposes of these site visits, Borrower shall at all times maintain a full set of working drawings at the construction site. Upon less than twenty-four (24) hours’ prior notice to Borrower, Lender shall have the right to examine, copy and audit the books, records, accounting data and other documents of Borrower and its contractors that related to the Project or construction of the Improvements, and in connection therewith, Lender may conduct lien waiver audits. Lender shall make reasonable efforts to avoid interfering with Borrower’s use of the Real Property when exercising any of the rights granted in this Section 5.16(a).

(b)If Lender in its reasonable judgment determines that any work or materials fails to conform in any material respect to the Plans and Specifications or sound building practices, or that they otherwise depart in any material respect from any of the requirements of this Agreement, then, if Borrower has not remedied such matter within ten (10) days after written notice from Lender or such longer time (not to exceed thirty (30) days) so long as Borrower is diligently pursuing such remedy, Lender may require such portion of the work to be stopped and withhold disbursements with respect to such portion of the work until the matter is corrected. If this occurs, Borrower shall promptly correct the work to Lender’s reasonable satisfaction.

ARTICLE 6

INTEREST RESERVE

6.1Interest Reserve. Lender has estimated the initial interest reserve at One Million and 00/100 Dollars ($1,000,000.00) and on the Loan Date, Borrower hereby authorizes Lender to make a Construction Disbursement in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) to fund the Interest Reserve Account. At such time as the amount in the Interest Reserve Account shall fall below One Hundred Thousand and 00/100 Dollars ($100,000.00), Borrower hereby authorizes Lender to make a Construction Disbursement in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) to replenish the Interest Reserve Account. Borrower hereby authorizes Lender to make Construction Disbursement to itself from the Interest Reserve Account pay to itself interest on the Loan and other Loan Expenses.

6.2Application of Interest Reserve in Case of Event of Default. In case of an Event of Default that remains uncured, Lender may use and apply funds held in the Interest Reserve Account, regardless of the purpose for which deposited, to cure such Event of Default or to apply as a prepayment of the Loan.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

7.1Representations and Warranties. To induce Lender to execute and perform this Agreement, Borrower hereby represents, covenants and warrants to Lender as follows:

(a)On the Loan Date and at all times thereafter until the Loan is paid in full, Borrower will have good and merchantable fee simple title to the Real Property, subject only to the Permitted Exceptions and liens and security interests in favor of Lender;

(b)Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Borrower has full power and authority to conduct its business as presently conducted, to develop the Project, to enter into this Agreement and to perform all of its duties and obligations under this Agreement and under the Loan Documents; such execution and performance have been duly authorized by all necessary action;

(c)Except as has been disclosed to Lender in writing, there is no litigation or governmental or arbitration proceeding or controversy pending, nor to Borrower’s knowledge threatened, against Borrower which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(d)Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock;

(e)Borrower is Solvent, able to pay its debts as they become due, and has sufficient capital to carry on its business and all businesses in which it is about to engage;

(f)Borrower has filed all tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those not yet due and those presently being contested by it in good faith and for which adequate reserves have been provided;

(g)Borrower owns, or possesses a license to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted;

(h)This Agreement, the Note, the Deed of Trust, the other Loan Documents and any other documents and instruments required to be executed and delivered by Borrower and/or any Guarantor in connection with this Loan, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of the party required to execute the same and will be enforceable strictly in accordance with their respective terms (except to the extent that enforceability may be affected or limited by applicable bankruptcy, insolvency and other similar debtor relief laws affecting the enforcement of creditors’ rights generally); no basis presently exists for any claim against Lender under this Agreement, under the Loan Documents or with respect to the Loan; enforcement of this Agreement and the Loan Documents is subject to no defenses of any kind;

(i)The execution, delivery and performance of this Agreement, the Note, the Deed of Trust, the other Loan Documents and any other documents or instruments to be executed and delivered by Borrower or any Guarantor pursuant to this Agreement or in connection with this Loan and the construction, occupancy and use of the Project will not materially: (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions or provisions of any material indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Borrower or any Guarantor is a party or by which any of them may be bound. Except as has been previously disclosed to Lender in writing, neither Borrower nor any Guarantor is in default under any contract or agreement to which it is a party, the effect of which default will materially and adversely affect the performance by Borrower or any Guarantor of its obligations pursuant to and as contemplated by the terms and provisions of this Agreement;

(j)Except that has been previously disclosed to Lender in writing and to Borrower’s knowledge, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which could adversely affect the validity or priority of the liens and security interests granted Lender under the Loan Documents, which could adversely affect the ability of Borrower to complete the Project (or applicable portion thereof) prior to the Completion Date, which could materially adversely affect the ability of Borrower or any Guarantor to perform their obligations under the Loan Documents, which could constitute an Event of Default under any of the Loan Documents or which would constitute such an Event of Default with the giving of notice or lapse of time, or both;

(k)The Real Property, the present use and occupancy of the Real Property, the Plans and Specifications, the construction of the Project pursuant to the Plans and Specifications and the use and occupancy of the Premises and any Improvements when the Project is completed, will not materially violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind currently in effect, including, without limitation, Environmental Laws, zoning, building, land use, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, and if a third-party is required under any covenants, conditions and restrictions of record or any other agreement to consent to the construction, use and/or operation of the Project, Borrower has obtained such approval from such party or will obtain such approval prior to commencement of construction;

(l)Except as disclosed in Environmental Reports previously delivered to Lender, to Borrower’s knowledge, (i) the Real Property has never been used, and the Real Property will not be used, for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any Hazardous Substances in violation of Environmental Laws; (ii) no Hazardous Substances exist now, and no Hazardous Substances will hereafter exist, in violation of Environmental Laws, on or under the Real Property or in any surface waters or ground waters on or under the Real Property; and (iii) the Real Property and its existing and prior uses have at all times complied with and will comply with all Environmental Laws, and Borrower has not violated, and will not violate, any Environmental Laws;

(m)With respect to the Real Property, Borrower represents and warrants that upon execution of this Agreement, and at Closing:

(i)Borrower has no knowledge of any material violations of applicable city, county, state and/or federal subdivision, zoning, building and/or public health codes, ordinances, laws, rules and regulations and any recorded covenants in force with respect to the Real Property.

(ii)Subject to receipt of the Development Approvals and Instruments, the Real Property is fit for the particular use or purpose that it is intended in connection with the business of Borrower, and there are no material defects with respect to any of the Improvements on the Real Property.

(iii)Except as disclosed to Lender, to Borrower’s knowledge, the Real Property presently complies, in all material respects, with all applicable local, state and federal Environmental Laws. Except as disclosed to Lender and to the best of Borrower’s knowledge, the Real Property does not now contain and to Borrower’s actual knowledge has not contained any underground storage tanks, material amounts of Hazardous Substances, in violation of Environmental Laws. Except as disclosed to Lender and to the best of Borrower’s knowledge, the Real Property is not listed on any state or federal environmental remediation priority list and there are no facilities on the Real Property which are subject to reporting under any applicable state or federal law. Borrower has used no Hazardous Substance at the Real Property nor has Borrower permitted any other person to do so except in accordance, in all material respects, with the Environmental Laws.

(iv)The Real Property is or shall be separately assessed for real estate taxing purposes

(v)Except for the Permitted Liens and Permitted Exceptions, Borrower has not granted any rights to third parties to lease, excavate, mine, purchase, possess or otherwise use the benefits of any portion of the Real Property (except use of the Real Property in the ordinary course of Borrower’s business).

(n)All financial statements submitted by Borrower or any Guarantor to Lender in connection with this Loan are true and correct in all material respects, have been prepared based on GAAP, in accordance with past practice and consistently applied, and fairly present the respective financial conditions and results of operations of the entities which are their subjects as of the date thereof, subject to normal year-end audit adjustments;

(o)The Construction Contracts delivered to Lender are true and complete copies thereof, and this Agreement and all financial statements, budgets, schedules to any agreement submitted to Lender by Borrower, certificates submitted to Lender by Borrower, confirmations submitted to Lender by Borrower, applications submitted to Lender or any governmental agency by Borrower, affidavits submitted to Lender by Borrower, agreements submitted to Lender by Borrower, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of Borrower, or any Guarantor fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading;

(p)Subject only to payment of fees reflected in the Project Budget, all utility and municipal services required for the construction, occupancy and operation of the Premises, including, but not limited to, water supply, storm and sanitary sewage disposal systems, cable services, gas, electric and telephone facilities have provided “will-serve” letters confirming that such services will be available use and tap-on at the boundaries of the Real Property, and written permission has been obtained or will be obtained prior to Loan Opening from the applicable utility companies or municipalities to connect the Project into each of said services;

(q)Subject to Borrower’s ongoing processes related to the Development Approvals and Instruments, Borrower has received all governmental permits and licenses required by applicable law to construct, occupy and operate the Premises and the Project have been validly issued or applied for and are or will be in full force or, if the present stage of construction of the Project does not allow the issuance of all such permits and licenses, then as the construction progresses Borrower shall promptly obtain such licenses and permits as and when they become available and Borrower knows of no groups, organizations or people that are contesting the development, construction and/or use of the Project;

(r)When completed in accordance with the Plans and Specifications, the Project will not materially encroach upon any building line, set back line, or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) which exists with respect to the Premises;

(s)The Plans and Specifications have been designed using generally accepted trade practices, and to Borrower’s knowledge are complete in all materially respects, including a provision for all Improvements, and contain all other details requisite for the Project which, when built and equipped in accordance therewith, shall be ready for the intended use thereof;

(t)Borrower is not subject to any statute, rule, law, regulation, ordinance, order, restriction, or list of any government agency (including the OFAC list) that prohibits or limits

Lender from making any extension of credit to Borrower, or from otherwise conducting business with Borrower. To the extent applicable, Borrower is in compliance, in all material respects, with the (i) Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) Patriot Act. No part of the proceeds of the Loans will be used by Borrower or Borrower’s affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977; and

(u)The Loan, including interest rate, fees and charges as contemplated hereby, is a business loan.

7.2Continuation of Representations and Warranties. Borrower hereby covenants, warrants and agrees that the representations and warranties made in Section 7.1 hereof shall be and shall remain true and correct in all material respects at the time of the Loan Date and at all times thereafter so long as any part of the Loan shall remain outstanding. Each Construction Disbursement shall constitute a reaffirmation that these representations and warranties are true in all material respects as of the date of such Construction Disbursement and will be true in all material respects on the date of the advance.

ARTICLE 8

FURTHER AGREEMENTS AND COVENANTS OF BORROWER

8.1Existence and Licenses. At all times during the term of this Loan, Borrower shall (a) remain duly qualified to do business, and in good standing, in each jurisdiction where, because of the nature of activities engaged in or properties owned or leased, such qualification is required, (b) conduct its business in the manner in which it is now conducted subject only to changes in the ordinary course of business, (c) maintain any and all franchises, permits and other licenses as may be required or necessary to properly conduct each Borrower’s business in good standing; and (d) preserve and keep in force and effect all licenses, permits, approvals, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business.

8.2Construction of Project. Borrower agrees that the Project will be constructed and fully equipped free and clear of all liens and encumbrances excepting only (a) the lien of real estate taxes and assessments not due, (b) any liens and encumbrances of Lender and (c) any approved subordinated liens and encumbrances, including that of the Mortgage, (d) any other Permitted Exceptions, (e) those related to the Metropolitan District and the Bonds from time to time, and (f) any other liens approved by Lender in accordance with the Loan Documents, in a good and workmanlike manner with materials of high quality, substantially in accordance with the Plans and Specifications, any and all covenants, conditions and restrictions of record, and applicable building, zoning and other laws and ordinances including, without limitation, Environmental Laws. Borrower further agrees that such construction and equipping of the Project will be prosecuted with due diligence and will be fully completed no later than the Completion Date. If Lender disapproves any portion of the construction or equipping of the Premises as a result of Borrower’s failure to comply with the terms of the Loan Documents, Borrower, within fifteen (15) days after such disapproval, shall commence to correct the condition so disapproved, and thereafter will diligently complete such correction. Borrower agrees that all materials contracted or purchased for construction of the Project and all labor hired or contracted for (including internal personnel of Borrower or its Affiliates whose time is dedicated either full or part time) with respect to the Project and paid for with Loan Proceeds will be used and employed solely on the Project and for no other purpose.

8.3Environmental Matters; Reporting. Borrower shall carry on its business and operations so as to comply and remain in compliance, in all material respects, with all Environmental Laws. Borrower shall give Lender prompt written notice of any violation as to any Environmental Law.

8.4Changes in Plans and Specifications and Contracts; Extras. Borrower agrees that no changes will be made in the Plans and Specifications, no change will be made in any Construction Contract, except upon the written approval of the same by Lender, which shall not be unreasonably withheld, conditioned or delayed; provided, however, Borrower may make changes in the Plans and Specifications or in the Construction Contracts, or allow such changes, without first obtaining such approval thereof, if: (a) Borrower notifies Lender in writing of such change within two (2) Business Days thereafter; (b) Borrower obtains the approval of all parties to the Construction Contract proposed to be modified, and all sureties whose approval is required; (c) no default in any obligations to any other party, including any governmental authority, results from such changes; (d) the cost of or reduction resulting from no one such change or extra exceeds Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) and the aggregate changes in cost of all such changes and extras does not exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate; and (e) the Loan remains In Balance. Notwithstanding the above, Borrower may not reallocate budgeted costs between budget line items except as set forth in Section 5.2(f).

8.5Mechanics’ Liens, Taxes and Contest Thereof. Borrower agrees that it will not suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against the Real Property and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, and will pay all special assessments which have been placed in collection and all real estate taxes and assessments of every kind (regardless of whether the same are payable in installments) upon the Real Property, before the same become delinquent; provided, however, that Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such lien, claim, tax or assessment if the right to contest such matters is expressly granted in the Deed of Trust as long as Borrower posts a bond or provides other collateral for the lien, claim, tax or assessment. If Borrower shall fail promptly either to discharge or to contest claims, taxes or assessments asserted or give security or indemnity in the manner provided in the Deed of Trust, or having commenced to contest the same, and having given such security or indemnity shall fail to prosecute such contest with diligence, or to maintain such indemnity or security so required by the Deed of Trust, or upon the adverse conclusion of any such contest, to cause any judgment or decree to be satisfied and lien to be released, then and in any such event Lender may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, in its sole discretion, effect any settlement or compromise of the same. Any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder. In settling, compromising, discharging or providing indemnity or security for any claim for lien, tax or assessment, Lender shall not be required to inquire into the validity or amount thereof; provided, however, Lender shall provide notice to Borrower as set forth herein.

8.6Fixtures and Personal Property. Except as otherwise permitted herein and except for a security interest granted to Lender, the Metropolitan District, or in connection with the Bonds, Borrower agrees that all of the personal property, fixtures, attachments, furnishings and equipment delivered in connection with the construction, equipping or operation of the Project will be kept free and clear of all chattel mortgages, landlord liens, vendor’s liens, and all other liens, claims, encumbrances and security interests whatsoever, and that Borrower will be the absolute owner of said personal property, fixtures, attachments and equipment. Borrower, on request, will furnish Lender with satisfactory evidence of such ownership, and of the terms of purchase and payment therefor.

8.7Proceedings to Enjoin or Prevent Construction. If any proceedings are filed or are threatened in writing to be filed seeking to (a) enjoin or otherwise prevent or declare invalid or unlawful the construction, occupancy, maintenance or operation of the Project or any portion thereof; (b) materially adversely affect the validity or priority of the liens and security interests granted Lender hereby; or (c) materially adversely affect the financial condition of Borrower or any Guarantor or the ability of Borrower to complete the Project, then Borrower will notify Lender of such proceedings and within two (2) Business Days following Borrower’s notice of such proceedings, Borrower will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing, Borrower will resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about a favorable and speedy disposition of all such proceedings.

8.8Event of Defaults Under Construction Contracts. Borrower will not suffer or permit any material breach or default to occur in any of the obligations of Borrower under the Construction Contracts beyond applicable notice and cure periods nor suffer or permit the same to terminate by reason of any failure of Borrower to meet any requirement thereof including those with respect to any time limitation within which the Project is to be completed and available for occupancy; provided that if Borrower is contesting the default claims in good faith, the same shall not be a default under this Agreement until a court determines the validity of the claims. Borrower will keep the Construction Contracts in full force and effect and promptly notify Lender of any default thereunder. Borrower will comply with all conditions of the Construction Contracts and will execute all documents necessary for the consummation of the transactions contemplated thereby.

8.9Notices of Claims, Litigation, Defaults, etc. Borrower agrees to promptly inform Lender in writing of (a) all existing and all written threats of litigation, claims, investigations, administrative proceedings and similar actions affecting Borrower which could result in a Material Adverse Effect; (b) the occurrence of any event which gives rise to Lender’s option to terminate the Loan; and (c) any additions to or changes in the locations of Borrower’s businesses.

8.10Furnishing Information. Borrower will:

(a)cooperate with Lender in arranging for inspections by representatives of Lender of the progress of construction from time to time;

(b)promptly notify Lender of any condition or event which constitutes (or which, with the giving of notice or lapse of time, or both, would constitute) an Event of Default, and of any material adverse change in the financial condition of Borrower or any Guarantor;

(c)maintain its books and records in accordance with GAAP, in accordance with past practice and consistently applied;

(d)permit Lender or any of its agents or representatives upon twenty-four (24) hours’ prior notice (and without notice after the occurrence of an Event of Default until the same is cured or in the case of an emergency) to have access to and to examine all books and records regarding the Premises during normal business hours as provided herein; and

(e)permit Lender to copy and make abstracts from any and all of said books and records.

8.11Excess Indebtedness. Borrower agrees to pay to Lender on demand the amount by which the indebtedness hereunder, at any time, may exceed the Commitment Amount.

8.12Compliance with Covenants; Prohibition Against Additional Recordings. Borrower will comply with all recorded or other covenants affecting the Real Property in all material respects. Except as otherwise permitted in the Loan Documents, including without limitation, Section 14.25 below, Borrower will not record or permit to be recorded any document, instrument, agreement or other writing against the Real Property or Improvements without the prior written consent of Lender.

8.13Distributions. Without Lender’s prior written consent, Borrower shall not make any Distributions or return of capital or investment to any member or shareholder of Borrower; provided, however, that Borrower may declare and pay Distributions out of proceeds from sales or leasing of the Real Property, but not out of Loan proceeds, for tax purposes and upstream for general working capital purposes and to repay unsecured loans from officers, directors, and shareholders of the Guarantor provided that no Event of Default exists and remains uncured or the effect of any such Distribution would result in the occurrence of an Event of Default of some other provision of this Agreement.

8.14Project Management Fees. Without Lender’s prior written consent, Borrower may not pay any project management fees, administrative fees, engineering support, owner’s representation fees, development fees to itself or any affiliate of Borrower.

8.15Compliance with Laws. Borrower shall use the proceeds of the Loan only for business purposes not in contravention of any requirements of law and not in violation of this Agreement, and shall comply and cause each of its subsidiaries to comply, in all respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits. In addition, and without limiting the foregoing sentence, Borrower shall (a) ensure, and cause each of its subsidiaries to ensure, that no Person who owns a controlling interest in or otherwise controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

8.16Prohibited Activities. Borrower shall not use, occupy, or knowingly permit the use or occupancy of any portion of the Premises by Borrower or any lessee, tenant, licensee, permitted, agent, or any other Person in any manner that would be a violation of any applicable federal, state or local law or regulation, regardless of whether such use or occupancy is lawful under any conflicting law, including without limitation any law relating to the use, sale, possession, cultivation, manufacture, distribution or marketing of any controlled substances or other contraband (whether for commercial, medical, or personal purposes), or any law relating to the use or distribution of marijuana (collectively, “Prohibited Activities”). If Borrower becomes aware that any lessee, tenant, licensee, permitted, agent, or any other Person is likely engaged in any Prohibited Activities, Borrower shall, in compliance with applicable law, terminate the applicable lease or other agreement and take all actions permitted by law to discontinue such activities. Failure by Borrower to comply with this Section shall constitute a material non-curable default. In addition and not by way of limitation, Borrower shall indemnify, defend and hold Lender, and its successors and assigns, harmless from and against any and all loss, claim, damage, liability, fine, penalty, cost or expense (including attorneys’ fees and expenses) arising from, out of or related to any Prohibited Activities by Borrower or any lessee, tenant, licensee, permitee, agent, or any other Person. This indemnity includes, without limitation any claim by any governmental entity or agency, any lessee, or any third Person, including any governmental action for seizure or forfeiture.

8.17Attorneys’ Fees. Borrower will pay Lender’s reasonable attorneys’ fees and costs in connection with the negotiation, preparation, administration and enforcement of this Agreement; without limiting the generality of the foregoing, if at any time or times hereafter Lender employs counsel for advice or other representation with respect to any matter concerning Borrower, this Agreement, the Premises or the Loan Documents or to protect, collect, lease, sell, take possession of, or liquidate any of the Real Property, or to attempt to enforce or protect any security interest or lien or other right in any of the Real Property or under any of the Loan Documents, or to enforce any rights of Lender or obligations of Borrower or any other Person, firm or corporation which may be obligated to Lender by virtue of this Agreement or under any of the Loan Documents or any other agreement, instrument or document, heretofore or hereafter delivered to Lender in furtherance hereof, then in any such event, all of the attorneys’ fees arising from such services, and any expenses, costs and charges relating thereto, shall constitute an additional indebtedness owing by Borrower to Lender payable on demand and evidenced and secured by the Loan Documents.

8.18Prohibitions on Transferability. Except as otherwise disclosed to and approved by Lender, owners of Borrower shall not (a) directly or indirectly whether in one or more transactions transfer control of Borrower to a Person who is not directly or indirectly an owner of Borrower on the Loan Date, or (b) merge or consolidate with another entity nor will Borrower sell all or substantially all of Borrower’s property or assets.

8.19Subordinated Debt. Except with respect to the Bonds and the Mortgage, Borrower shall not, without the prior written consent of Lender, in Lender’s sole discretion, (a) enter into any agreement related to Subordinated Debt, (b) amend or modify any of the terms or conditions relating to Subordinated Debt, (c) make any principal or interest payments with respect to Subordinated Debt, (d) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, or (e) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations. Borrower covenants and agrees to enter into a subordination agreement with any Subordinated Debt holder.

8.20Debt Restrictions – Borrower. Borrower will not create, incur, assume, guaranty or have outstanding any indebtedness for borrowed money (including operating and capitalized leases) except (a) any indebtedness owing to Lender and its affiliates, (b) to the extent it constitutes indebtedness, the development fees, and (c) other indebtedness for which Lender has given its prior written consent.

8.21Lien Restrictions. Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of Borrower’s property now owned or hereafter acquired, except (a) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (b) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property; (c) liens in favor of Lender and its affiliates; (d) other liens for which Lender has given its prior written consent; and (e) any lien removed by Borrower in accordance with the Loan Documents.

8.22Insurance Policies. Borrower shall, at all times during the term of this Agreement and the other Loan Documents, procure at its expense and keep in force the insurance coverages required in accordance with the requirements of the Deed of Trust.

8.23Borrower Owned Bonds. In the even Borrower or any Guarantor purchases or otherwise holds any of the Bonds or any subsequent bonds issued by the Metropolitan District, Borrower and Guarantor hereby covenant and agree to pledge any such Bonds as additional Collateral for the Loan.

8.24Metropolitan District. At all times during the term of this Loan, the Metropolitan District shall (a) remain duly qualified to do business, and in good standing, in each jurisdiction where, because of the nature of activities engaged in or properties owned or leased, such qualification is required, (b) conduct its business in the manner in which it is now conducted subject only to changes in the ordinary course of business, (c) duly elect and seek to confirm any new or replacement Director, (d) obtain a Resignation each current, new or replacement Director, (e) preserve and keep in force and effect all licenses, permits, approvals, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business. Upon Lender exercising its remedies as set forth in Section 13.5, Borrower shall coordinate with Lender to peacefully remove the Directors then serving by dating such Resignations and turn over the Board to Lender or its designee.

ARTICLE 9

ADDITIONAL BORROWER FINANCIAL PERFORMANCE AND FINANCIAL REPORTING COVENANTS

9.1Borrower Financial Covenants. Until the Loan has been paid in full and all other obligations hereunder have been fully discharged, Borrower shall at all times comply with the following financial covenants: None.

9.2Financial Statements and Other Financial Reports. Borrower shall cause the following to be delivered to Lender:

(a)Tax Returns. As soon as available, and in any event within thirty (30) days of filing, Borrower and Guarantor shall provide a copy of their respective federal income tax return, together with all schedules and exhibits and, if filed, any requests for extensions. If an extension is filed, a copy of the extension must be provided to Lender within thirty (30) days of filing and a copy of the completed federal income tax return together with all schedules and exhibits must be provided to Lender within thirty (30) days of filing such extended return.

(b)Guarantor Quarterly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each fiscal quarter, Guarantor shall provide to Lender a copy of the balance sheet of Guarantor as of the last day of the fiscal quarter then ended, and the statements of income, and cash flows of Guarantor for the fiscal quarter then ended, each in reasonable detail showing in comparative form the figures for the previous fiscal quarter and with fiscal year to date, which financial statements shall have been prepared in accordance with GAAP and certified by an authorized representative of Guarantor.

(c)Guarantor Annual Financial Statements. As soon as available, and in any event within thirty (30) days after the fiscal year ending March 31, 2021, Guarantor shall provide to Lender a copy of the balance sheet of Guarantor as of the last day of the fiscal year then ended, and the statements of income, and cash flows of Guarantor for the fiscal year then ended, each in reasonable detail showing in comparative form the figures for the previous fiscal year, which financial statements shall have been prepared in accordance with GAAP and certified by an authorized representative of Guarantor.

(d)Sales and Leasing Reports. As soon as available, and in any event within ten (10) days after the end of each month, Borrower shall provide to Lender a sales and leasing report (including sales leads and contacts for each parcel) and such other information as Lender may reasonably request regarding Borrower’s sales and leasing activities. Borrower shall provide copies of all executed sales contracts and leases within three (3) days of execution.

(e)General. Promptly after knowledge thereof shall have come to the attention of any responsible authorized representative of Borrower, written notice of (i) any Material Adverse Effect with respect to Borrower or Guarantor; (ii) any threatened or pending litigation or governmental or arbitration proceeding or controversy of or relating to the Collateral which, if determined adversely, could reasonably be expected to have a Material Adverse Effect; or (iii) the occurrence of any Event of Default hereunder.

(f)Other. Such other reporting as Lender may from time to time reasonably require.

ARTICLE 10

CASUALTIES AND CONDEMNATION

10.1Application of Insurance Proceeds and Condemnation Awards. The proceeds of any insurance policies collected or claims as a result of any loss or damage to any portion of the Project resulting from fire, vandalism, malicious mischief or any other casualty or physical harm and any awards, judgments or claims resulting from the exercise of the power of condemnation or eminent domain shall be applied to reduce the outstanding balance of the Loan or to rebuild and restore the Project, as provided in the Deed of Trust. Except as provided in the Deed of Trust, Borrower shall not settle and adjust any claims under policies of insurance without Lender’s prior written consent.

ARTICLE 11

ASSIGNMENTS, SALE AND ENCUMBRANCES

11.1Lender’s Right to Assign. Lender may assign, negotiate, pledge or otherwise hypothecate this Agreement or any of its rights and security hereunder, including the Note, Deed of Trust, and other Loan Documents to any bank, participant, financial institution, or any other Person and in case of such assignment, upon receipt of written notice thereof, Borrower will accord full recognition thereto and agree that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such bank, participant, financial institution or any other Person with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment.

11.2Prohibition of Assignments and Encumbrances by Borrower. Borrower shall not, without the prior written consent of Lender, create, effect, consent to, attempt, contract for, agree to make, suffer or permit any transfer of all or any part of the Real Property.

ARTICLE 12

EVENTS OF DEFAULT BY BORROWER

12.1Event of Default Defined. The occurrence of any one or more of the following shall constitute an “Event of Default” as said term is used herein, and any Event of Default which may occur hereunder shall constitute an Event of Default under each of the other Loan Documents:

(a)Borrower fails to pay (i) any installment of principal or interest payable pursuant to the Note on the date when due (including on the Maturity Date), or (ii) any other amount payable to Lender under the Note, this Agreement or any of the other Loan Documents within ten (10) days after written notice by Lender to Borrower of the date when any such payment is due in accordance with the terms hereof or thereof (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). Notwithstanding the foregoing, to the extent there are funds held in the Interest Reserve Account, Borrower shall not be in default for Lender’s failure to apply the same to apply the same when interest payments are due hereunder;

(b)Borrower fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrower under this Agreement or any of the other Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Premises, and the priority, validity and enforceability of the liens created by the Loan Documents and the value of the Premises are not impaired, threatened or jeopardized, then Borrower shall have a period (“Cure Period”) of thirty (30) days after Borrower obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period; provided, however, that if such failure by its nature cannot be cured by the payment of a sum of money or is not reasonably susceptible of cure within the Cure Period, then so long as Borrower commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate;

(c)The existence of any inaccuracy or untruth in any material respect, as of the date of the issuance or making or deemed making thereof, in any representation or warranty contained in this Agreement or any of the other Loan Documents or of any statement or certification as to facts delivered to Lender by Borrower or any Guarantor;

(d)Any financial statement delivered by or on behalf of Borrower or any Guarantor is or has become materially false or materially misleading;

(e)The disapproval by Lender or Lender’s Consultant of any construction work which has not been constructed in a good and workmanlike manner or in accordance with the Plans and Specifications and failure of Borrower to commence correction to the satisfaction of Lender within fifteen (15) days thereafter and diligently complete the same;

(f)Any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void;

(g)An unreasonable delay in the construction of the Project or a discontinuance or abandonment of construction for a period of thirty (30) days, material failure to adhere to the Construction Schedule, or in the event of a delay in construction of the Project so that the same, in Lender’s reasonable judgment, may not be completed on or before the Completion Date; provided however, if such delay is as a result of a Force Majeure, Borrower shall have an additional period or time of sixty (60) days before such delay constitutes a default;

(h)(i) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed (A) against Borrower or any Guarantor or (B) by Borrower or any Guarantor, in each case which shall remain undismissed or undischarged for a period of sixty (60) days; (ii) Borrower or any Guarantor makes an assignment for the benefit of creditors; (iii) Borrower or any Guarantor takes any action to authorize any of the foregoing; (iv) Borrower or any Guarantor is not Solvent; (v) any judgment, writ, warrant of attachment or execution or similar process is issued or levied against a substantial part of the Property of Borrower or any Guarantor unless the same is released or satisfied within sixty (60) days; or (vi) or the appointment of a custodian, receiver, trustee or similar officer for all or any substantial part of the Property of Borrower or any Guarantor, which shall remain undismissed or undischarged for a period of sixty (60) days;

(i)(i) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed (A) against the Material Subcontractor or (B) by the Material Subcontractor; (ii) the Material Subcontractor makes an assignment for the benefit of creditors; (iii) the Material Subcontractor takes any action to authorize any of the foregoing; (iv) the Material Subcontractor is not Solvent; or (v) any judgment, writ, warrant of attachment or execution or similar process is issued or levied against a substantial part of the property of the Material Subcontractor unless the same is released or satisfied within sixty (60) days or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of the Material Subcontractor, which shall remain undismissed or undischarged for a period of sixty (60) days, and, in the case of the Material Subcontractor, failure of Borrower to procure a replacement Material Subcontractor reasonably satisfactory to Lender within sixty (60) days from the occurrence of such event;

(j)The existence of any collusion, fraud, dishonesty or bad faith by or with the acquiescence of Borrower or any Guarantor which in any way relates to or affects the Loan or the Project;

(k)Failure by Borrower to deposit into the Construction Disbursement Account funds required to maintain the Loan In Balance within the time and in the manner herein required;

(l)Any adverse change in the financial condition of Borrower or any Guarantor which is likely to result in the occurrence of a Material Adverse Effect;

(m)The termination of the Construction Contracts without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed;

(n)If the conditions set forth in Section 5.12 hereof are not complied with prior to the Completion Date;

(o)The dissolution or merger of Borrower;

(p)The dissolution, insolvency or appointment of a receiver for any part of any entity Guarantor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against any entity Guarantor; or

(q)The occurrence of an “Event of Default” under any of the other agreement between Borrower and Lender.

ARTICLE 13

LENDER’S REMEDIES UPON EVENT OF DEFAULT

13.1Remedies Conferred upon Lender. Upon the occurrence of any Event of Default, Lender, in addition to all remedies conferred upon Lender by law and by the terms of the Note, the Deed of Trust and the other Loan Documents, may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

(a)Cease any further disbursement of the proceeds of the Loan and terminate any of its obligations to Borrower hereunder or under any other Loan Document;

(b)Declare the Note to be due and payable forthwith, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived;

(c)if an Event of Default under Section 12.1(h) of this Agreement shall occur, then the outstanding principal of and the accrued interest on the Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof;

(d)With or without accelerating the maturity of the Loans, Lender may sue from time to time for any amount due under any of the Loan Documents;

(e)Take possession of the Premises and complete the construction and equipping of the Project and do anything required, necessary or advisable in Lender’s sole judgment to fulfill the obligations of Borrower hereunder, including the rights to avail itself of or procure performance of existing Construction Contracts, to enter into any contracts with the same contractors, subcontractors or others and to employ watchmen to protect the Premises from injury. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender as Borrower’s lawful attorney-in-fact with full power of substitution in the premises to perform the following actions:

(i)to complete construction of the Project in the name of Borrower;

(ii)to use unadvanced Loan Proceeds or to advance funds in excess of the face amount of the Note to complete the Project;

(iii)to make changes in the Plans and Specifications which shall be necessary to complete the Project;

(iv)to retain or employ new contractors, subcontractors, architects, engineers and inspectors;

(v)without inquiring into and without respect to the validity thereof, to pay, settle or compromise all existing bills and claims which may be liens, or to avoid such bills and claims becoming liens, against the Real Property or any portion of the Real Property or as may be necessary or desirable for the completion of the construction and equipping of the Project or for the clearance of title to the Real Property;

(vi)to prosecute and defend actions or proceedings in connection with the Premises; and

(vii)to do any and every act which Borrower might do in its own behalf with respect to the Premises, it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked.

(f)exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the other Loan Documents;

(g)seek to enforce any rights and remedies set forth in this Agreement or in any of the other Loan Documents against Borrower and nothing contained in this Agreement or any exercise by Lender of any right or remedy under any Loan Document or in any other Loan Document shall modify or limit any obligations or liabilities of Borrower under any Loan Document;

(h)for any reason apply for the appointment of a receiver, ex parte without notice, of the Premises (to which appointment Borrower hereby consents) without the necessity of posting a bond or other form of security (which Borrower hereby waives);

(i)In addition to any rights of set-off that Lender may have under applicable law, and to the extent permitted by applicable law, Lender is hereby authorized by Borrower at any time and from time to time, without notice of any kind to Borrower, any such notice being hereby expressly waived, to set-off and to appropriate and to apply to the payment of the Note or of any sums due under this Agreement, any Loan Document, and any other indebtedness at any time held or owing by Borrower to or for the credit or the account of Lender, whether or not matured, any and all balances, deposits, credits, accounts, certificates of deposit, instruments or money of Borrower then or thereafter in the possession of Lender; and

(j)Exercise or pursue any other remedy or cause of action permitted at law, in equity, by statute or under this Agreement or any other Loan Document, including, but not limited to, foreclosure of the Deed of Trust and enforcement of all Loan Documents and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law.

13.2Right of Lender to Make Advances to Cure Event of Defaults; Obligatory Advances. If Borrower shall fail to perform any of its covenants or agreements herein, or in any of the other Loan Documents, Lender may (but shall not be required to) perform any of such covenants and agreements, and any amounts expended by Lender in so doing, and any amounts expended by Lender pursuant to Section 13.1 hereof and any amounts advanced by Lender pursuant to this Agreement shall be deemed advanced by Lender under an obligation to do so regardless of the identity of the Person or Persons to whom said funds are disbursed. Loan Proceeds advanced by Lender in the exercise of its judgment that the same are needed to complete the Project to protect its security for the Loan are obligatory advances hereunder and shall constitute additional indebtedness payable on demand and evidenced and secured by the Loan Documents.

13.3No Waiver. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in the Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided at law or in equity. No notice to or demand on Borrower in any case, in itself, shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

13.4Default Rate. From and after the date of any Event of Default until the date on which such Event of Default is cured, interest on funds outstanding hereunder shall accrue at the Default Rate and be payable on demand. The failure of Lender to charge interest at the Default Rate shall not be evidence of the absence of an Event of Default or waiver of an Event of Default by Lender.

13.5Right of Lender to Take Control of the Metropolitan District. Upon the occurrence and continuance of an uncured Event of Default, after the expiration of any notice and cure periods, under any of Sections 12.1(a), 12.1(h), 12.1(j), 12.1(k), 12.1(o) or 12.1(p) and provided Lender is exercising, at a minimum, its remedies under Sections 13.1(a), 13.1(b) and 13.1(h) then Lender (a) is authorized to date the Resignations, and the Resignations will be effective as of such date without any further action or notice, and (b) may appoint such persons as it desires to act as the new Directors of the Board of Directors and Borrower covenants and agrees to assist Lender in reconstituting the Board of Directors. In the event Borrower cures the Event of Default giving rise to Lender exercising its rights pursuant to this Section 13.5 and the Loan is reinstated, Lender shall work with Borrower to reconstitute the Board of Directors as constituted before Lender exercising its rights contained in this Section 13.5.

ARTICLE 14

MISCELLANEOUS

14.1Time is of the Essence. Borrower agrees that time is of the essence in all of its covenants under this Agreement.

14.2Lender’s Determination of Facts. Lender at all times shall be free to establish independently to its satisfaction and in its reasonable discretion the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition of this Agreement.

14.3Successors and Assigns. This Agreement shall be binding upon Lender and Borrower and their respective successors and permitted assigns, and shall inure to the benefit of Lender and Borrower and their respective successors and permitted assigns.

14.4No Waiver. Except as otherwise set forth in the Loan Documents, no delay or failure on the part of Lender in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

14.5Amendments and Waivers. No amendment or modification of any Loan Document, or consent to or waiver of any Event of Default or the application of any covenant or representation set forth in any of the Loan Documents, or any release of Lender’s lien on any Collateral securing the Loan, shall be effective unless it has been agreed to by Lender in a writing which is executed by an authorized officer of Lender and an authorized employee of any other party to such Loan Document, or by an authorized officer of Lender with respect to a consent or waiver. The terms of any such fully executed amendment, consent or waiver shall be effective only to the extent, and in the specific instance, and for the limited purpose to which Lender has agreed.

14.6Assignability. Borrower may not assign or transfer any of the Loan Documents and any such purported assignment or transfer shall be void.

14.7Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any obligation of Borrower to Lender is outstanding or unperformed.

14.8Prior Agreements. This Agreement and the other Loan Documents, and any other documents or instruments executed pursuant thereto or contemplated thereby, shall represent the entire, integrated agreement between the parties hereto with respect to construction of the Project, and shall supersede all prior negotiations, representations or agreements pertaining thereto, either oral or written. This Agreement and any provision hereof shall not be modified, amended, waived or discharged in any manner other than by a written amendment executed by all parties to this Agreement.

14.9Disclaimer by Lender. Lender shall not be liable to any Subcontractor, Engineer, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with construction of the Project. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or against the Real Property. Borrower is not or shall not be an agent of Lender for any purposes, and Lender is not a venture partner with Borrower in any manner whatsoever. Lender shall not be deemed to be in privity of contract with any Subcontractor, Engineer or provider of services on or to the Premises, nor shall any payment of funds directly to a Subcontractor, Engineer or provider of services be deemed to create any third party beneficiary status or recognition of same by Lender unless and until Lender expressly assumes such status in writing. No Subcontractor, Engineer, supplier, laborer, architect, engineer or other party shall be deemed to be a third party beneficiary of this Agreement or any of the Loan Documents. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

14.10Indemnification. To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and save harmless, Lender and its directors, officers, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims or demands, including legal fees and expenses on account of any matter or thing or action or failure to act by Lender, whether or not in litigation, arising out of this Agreement; or in connection herewith unless such suit, claim or damage is caused solely by any act, omission or willful malfeasance of Lender, its directors, officers, agents and authorized employees. This indemnity is not intended to excuse Lender from performing hereunder. This obligation on the part of Borrower shall survive the closing of the Loan, the repayment thereof and any cancellation of this Agreement. Borrower shall pay, and hold Lender harmless from, any and all claims of any brokers, finders or agents claiming a right to any fees in connection with arranging the financing contemplated hereby. Lender hereby represents that it has not employed a broker or other finder in connection with the Loan. Borrower represents and warrants that no brokerage commissions or finder’s fees are to be paid in connection with the Loan.

14.11Captions. The captions and headings of various Articles and Sections of this Agreement and exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

14.12Inconsistent Terms and Partial Invalidity. In the event of any inconsistency among the terms hereof (including incorporated terms), or between such terms and the terms of any other Loan Document, Lender may elect which terms shall govern and prevail. If any provision of this Agreement, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Agreement shall be construed as if such invalid part were never included herein.

14.13Gender and Number. Any word herein which is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural.

14.14Notices. Any notice required or desired to be given hereunder shall be in writing and shall be considered effective, if by personal delivery, when delivered, if by nationally recognized overnight carrier, when delivered if prior to 5:00 p.m. local time of the recipient on a Business Day, or if not, at 9:00 a.m., local time on the next Business Day, if mailed by certified mail, return receipt requested, postage prepaid, upon first attempted delivery by the U.S. Postal Service after mailing, or if by email communication with delivery confirmation, when received if prior to 5:00 p.m., local time of the recipient on a Business Day, or if not, 9:00 a.m. local time on the next Business Day, addressed as follows (or any other address that the party to be notified may have designated to the sender by like notice):

To Lender:	Mattress Liquidators, Inc. 1435 White Hawk Ranch Drive Boulder, CO 80303 Attention: David Dolan mattkingdolan@mattresskingcolo.com
With a copy to (which shall not constitute notice):	Armstrong Teasdale LLP 4643 South Ulster Street, Suite 800 Denver, CO 80237 Attention: Edward J. Adkins eadkins@atllp.com
To Borrower:	Rail Land Company, LLC 4160 DTC Blvd., Suite 130 Denver, CO 80237 Attention: Gregory Dangler gdangler@rockymountainindustrials.com
With a copy to (which shall not constitute notice):	Kamlet LLP 3900 E. Mexico Ave, Suite 300 Denver, Colorado 80210 Attn: Jay Kamlet jkamlet@kamletlaw.com

14.15Effect of Agreement. The submission of this Agreement and the Loan Documents to Borrower for examination does not constitute a commitment or an offer by Lender to make a commitment to lend money to Borrower; this Agreement shall become effective only upon execution and delivery hereof by Lender to Borrower.

14.16Governing Law. This Agreement has been negotiated, executed and delivered in Denver, Colorado, and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law or conflicts of law principles of the State of Colorado.

14.17Consent to Jurisdiction. TO INDUCE LENDER TO ACCEPT THE NOTE, BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS WILL BE LITIGATED IN COURTS HAVING SITUS IN THE COUNTY OR COUNTIES WHERE THE REAL PROPERTY IS LOCATED (THE “AGREED VENUES”). BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN THE AGREED VENUES, WAIVES PERSONAL SERVICE OF PROCESS UPON BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

14.18Waiver of Jury Trial. IN CONSIDERATION OF LENDER’S DECISION TO APPROVE THE LOAN, BOTH LENDER AND BORROWER AGREE TO WAIVE THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT THAT MAY ARISE BETWEEN THE PARTIES HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

14.19Severability of Provisions. Any provision of this Agreement or any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

14.20Further Assurances. Borrower will from time to time execute and deliver to Lender upon request, and pay the costs of preparation thereof, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, or to further evidence and more fully describe any Collateral given for the Loan, or to correct any omissions in any Loan Document, or more fully to state the security obligations set out in any Loan Document, or to perfect, protect or preserve any liens created pursuant to any Loan Document, or to make any recordings, to file any notices, or obtain any consents, all as may be reasonably necessary or appropriate.

14.21Relationship of the Parties; Third Party Beneficiaries. Nothing contained in this Agreement and no action taken by Lender pursuant hereto shall be deemed to constitute Lender and Borrower as a partnership, association, joint venture or other entity. The Loan Documents are made for the sole and exclusive benefit of the parties to the Loan Documents and their heirs, successors and permitted assigns, and are not intended to benefit any other third party. No third party may claim any right or benefit or seek to enforce any term or provision of any Loan Document.

14.22USA Patriot Act. Pursuant to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), Lender hereby notifies Borrower and each Guarantor that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies Borrower and each Guarantor, which information includes the name and address of Borrower and each Guarantor and other information that will allow Lender to identify Borrower and each Guarantor in accordance with the Patriot Act.

14.23Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. The delivery of an executed counterpart of a signature page to any Loan Document by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of such Loan Document. Borrower shall promptly send its original of each counterpart to Lender, but Borrower’s failure to do so shall not affect the validity, enforceability, and binding effect of any Loan Document.

14.24Interpretation. Reference to any agreement (including any of the Loan Documents), document or instrument herein or in any other Loan Document means such agreement, document or instrument as amended, modified, supplemented or restated and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms of this Agreement and the other Loan Documents), except where otherwise explicitly provided, and, in addition, reference to any promissory note (including the Note) includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor or a partial or whole assignment thereof in accordance with the terms thereof (and, if applicable, in accordance with the terms of this Agreement and the other Loan Documents).

14.25Subordination and Subordination to Development Approvals and Instruments. Lender shall cooperate with Borrower, at Borrower’s sole cost and expense (including attorneys’ fees and costs), in connection with the processes involved in the Development Approvals and Instruments, as well as the issuance of the Bonds, and, if required, shall execute any such reasonable instruments or agreements. Furthermore, Lender shall subordinate the lien of the Loan Documents, including without limitation, the Deed of Trust and Mortgage, to the liens of the Development Approvals and Instruments and the Bonds. In addition, Lender shall release from the lien of the Loan Documents, without a Release Fee, any Real Property or other Collateral that have been reimbursed by the Metropolitan District or for which substitute Collateral has been provided as set forth in this Agreement.

14.26New Real Property. If additional real property is subsequently included in the Project, such additional real property shall not be subject to the terms of this Agreement, the Release Fee Agreement, the Deed of Trust, other Loan Documents, or the Mortgage.

[Signature Page to Follow]

IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be executed the day and year first above written.

BORROWER:

RAIL LAND COMPANY, LLC,
a Colorado limited liability company

By:	ROCKY MOUNTAIN INDUSTRIALS, INC.,
a Nevada corporation, its sole member

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Title:	Executive Director

STATE OF COLORADO	)
) ss.
COUNTY OF Denver	)

The Construction Loan Agreement was acknowledged before me this ______ day of March, 2021, by Gregory Dangler, Executive Director of Rocky Mountain Industrials, Inc., a Nevada corporation, the sole member of Rail Land Company, LLC, a Colorado limited liability company.

Witness my hand and official seal.

My commission expires: 12.18.22

/s/ CRYSTAL HOSTELLEY
Notary Public

[Signature Page to Construction Loan Agreement]

LENDER:

MATTRESS LIQUIDATORS, INC.,
a Colorado corporation

By:	/s/ David Dolan
Name:	David Dolan
Title:	Chief Executive Officer

[Signature Page to Construction Loan Agreement]

EXHIBIT A

THE LAND

Parcel One:

Lots 1 through 10, Rocky Mountain Rail Park Filing No. 1 , according to the plat as recorded January 7, 2021 at Reception No. 2021000002091, County of Adams, State of Colorado.

Parcel Two:

Lot 11-A, Rocky Mountain Rail Park Planned Unit Development Amendment No. 1 , according to the plat as recorded January 7, 2021 at Reception No. 2021000002092, County of Adams, State of Colorado.

Parcel Two also described as:

NORTH PARCEL

A PARCEL OF LAND, BEING A PORTION OF LOT 11, ROCKY MOUNTAIN RAIL PARK FILING NO. 1, RECORDED WITH ADAMS COUNTY ON JANUARY 7, 2021 AT RECEPTION NO. 2021000002091, LOCATED IN THE SOUTHEAST QUARTER OF SECTION 26, TOWNSHIP 3 SOUTH, RANGE 64 WEST OF THE 6TH PRINCIPAL MERIDIAN, COUNTY OF ADAMS, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

CONSIDERING THE SOUTH LINE OF THE NORTHEAST QUARTER OF SECTION 35 TO BEAR NORTH 89’24’56” WEST, A DISTANCE OF 2657.29 FEET BETWEEN THE EAST 1/4 CORNER OF SECTION 35, BEING A FOUND #6 REBAR WITH 2 1/2” ALUMINUM CAP, “LS 5112 T3S R64W 35 36 1/4 1991” AND THE CENTER 1/4 CORNER OF SECTION 35 BEING A FOUND #6 REBAR WITH 3 1/4” ALUMINUM CAP, “T3S R67W [SIC] CENTER 1/4 SEC 35 1992 LS 10734”, WITH ALL BEARINGS CONTAINED HEREIN REALTIVE THERETO.

COMMENCING AT SAID CENTER QUARTER CORNER; THENCE ALONG THE WEST LINE OF THE NORTHEAST QUARTER OF SAID SECTION 35, NORTH 00’25’10” WEST, A DISTANCE OF 2630.77 FEET TO THE SOUTH QUARTER CORNER OF SECTION 26; THENCE ALONG THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 26, SOUTH 89’44’01” EAST, A DISTANCE OF 68.00 FEET TO THE POINT OF BEGINNING.

THENCE ALONG THE WEST LINE OF SAID LOT 11, SAID LINE BEING CONTIGUOUS WITH TRACT K OF SAID ROCKY MOUNTAIN RAIL PARK FILING NO. 1, NORTH 00’25’10” WEST, A DISTANCE OF 832.42 FEET TO A POINT ON THE SOUTH LINE OF THAT PARCEL OF LAND DESCRIBED IN DEED RECORDED WITH ADAMS COUNTY ON JULY 10, 1995 IN BOOK 4569, PAGE 482 (REC. NO. 50721); THENCE ALONG SAID SOUTH LINE, NORTH 87’55’30” EAST, A DISTANCE OF 68.03 FEET TO THE NORTHWEST CORNER OF TRACT I OF SAID ROCKY MOUNTAIN RAIL PARK FILING NO. 1; THENCE ALONG THE WEST AND SOUTH LINES OF SAID TRACT I THE FOLLOWING TWO (2) COURSES;

1)SOUTH 02’19’47” EAST, A DISTANCE OF 89.88 FEET;
2)THENCE NORTH 87’14’41” EAST, A DISTANCE OF 2048.28 FEET TO A POINT ON THE WESTERLY LINE OF TRACT J OF SAID ROCKY MOUNTAIN RAIL PARK FILING NO. 1;

THENCE ALONG SAID WESTERLY LINE, SOUTH 01’04’32” EAST, A DISTANCE OF 853.46 FEET TO A POINT ON THE SAID SOUTH LINE OF THE SOUTHEAST QUARTER OF SECTION 26; THENCE ALONG SAID SOUTH LINE, NORTH 89’44’01” WEST, A DISTANCE OF 2127.49 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

SAID PARCEL CONTAINING 1,699,056 SQ.FT. OR 39.00 ACRES, MORE OR LESS.

A-1

EXHIBIT B

PERMITTED EXCEPTIONS

1.

(a) Taxes or assessments for years 2021 and later that are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the Public Records; (b) proceedings by a public agency that may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the Public Records.

2.

(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the Public Records.

3.	Any existing leases or tenancies, and any and all parties claiming by, through or under said lessees.
4.	Those permitted exceptions identified as numbers 9 through 41 on Schedule B, Part II of the Title Commitment File Number: 100-N0030097-020-LM1, from the Title Insurance Company.

Exhibit B - 1

EXHIBIT C

PROJECT BUDGET

Estimated Project Spend & Reimbursement

Task Description	Bid/Budget*	Escrow Funded	MLI Funded	MLI Funded with Contingency	Reimbursable %	MLI Reimbursed	Contingency Reimbursed	Escrow Reimbursed
Professional Services	$ 1,465,583	$ -	$ 1,465,583	$ 117,247	80%	$ 1,172,466	$93,797	$ -
Admin Costs/Fees/Permits	$ 929,276	$ -	$ 929,276	$ 92,928	80%	$ 743,421	$74,342	$ -
Earthwork	$ 2,455,836	$ 982,000	$ 1,473,836	$ 147,384	50%	$ 736,918	$73,692	$ 491,000
Storm Drainage	$ 1,053,869	$ 112,000	$ 941,869	$ 141,280	100%	$ 941,869	$141,280	$ 112,000
Roads & Paving			$ -	$ -	100%		$0	
South Property	$ 426,653	$ 384,000	$ 42,653	$ 6,398	100%	$ 42,653	$6,398	$ 384,000
Offsite Roadway Improvements:	$ 444,810	$ -	$ 444,810	$ 66,722	100%	$ 444,810	$66,722	$ -
Water	$ 1,504,000	$ 907,000	$ 597,000	$ 89,550	100%	$ 597,000	$89,550	$ 907,000
Wastewater	$ 1,399,236	$ 915,000	$ 484,236	$ 72,635	100%	$ 484,236	$72,635	$ 915,000
Irrigation	$ 445,150	$ -	$ 445,150		100%	$ 445,150	$0	$ -
Electrical	$ 3,207	$ -	$ 3,207		0%	$ -	$0	$ -
Natural Gas	$ 54,000	$ -	$ 54,000		0%	$ -	$0	$ -
Telecom & Data	$ 1,200	$ -	$ 1,200		0%	$ -	$0	$ -
Landscaping & Signage	$ 520,000	$ 200,000	$ 320,000		100%	$ 320,000	$0	$ 200,000
January 2022 Expenses	$ 482,733	$ -	$ 482,733		92%	$ 445,691	$0	$ -
Total Metro District Costs	**$ 11,185,553**	**$ 3,500,000**	**$ 7,685,553**	**$ 734,143**	**84%**	**$ 6,374,215**	**$ 618,416**	**$ 3,009,000**
*Uses budget $ when bid not yet received				$ 8,419,695.8				
						$ 6,374,214.6	$ 618,416.4	$ 3,009,000.0

***NOTE: The additional 600k in Earthwork being funded by ESCROW is an estimate. LKQ may not agree to the full amount being used for a single item.**

MLI Construction Loan		
Draws on MLI Commitment		
Payoff 1st DOT (refi)	$	(2,450,000.0)
Interest (est)**	$	(1,000,000.0)
Transaction fees	$	(75,000.0)
Loan fee	$	(243,780.0)
MLI funded construction cc	$	(7,685,552.8)
Total Draws on MLI Comm	$	(11,454,332.8)
Reimbursements to MLI		
MLI reimbursement	$	6,374,214.6
RMI (LKQ escrow) reimbur	$	3,009,000.0
Total Reimbursements to N	$	9,383,214.6
Final Outstanding Principal		
Total Draws on MLI Comm	$	(11,454,332.8)
Total Reimbursements to N	$	9,383,214.6
Final Outstanding Principa	$	(2,071,118.2)

**pending contract finalization and agreed interest timing

MLI Construction Loan with contingency		
Draws on MLI Commitment		
Payoff 1st DOT (refi)	$	(2,450,000.0)
Interest (est)**	$	(1,000,000.0)
Transaction fees	$	(75,000.0)
Loan fee	$	(243,780.0)
MLI funded construction costs	$	(8,419,695.8)
Total Draws on MLI Commitment	**$**	**(12,188,475.8)**
Reimbursements to MLI		
MLI reimbursement	$	6,374,214.6
RMI (LKQ escrow) reimbursement	$	3,009,000.0
Total Reimbursements to MLI	$	9,383,214.6
Final Outstanding Principal		
Total Draws on MLI Commitment	$	(12,188,475.8)
Total Reimbursements to MLI	$	10,001,631.0
Final Outstanding Principal	$	(2,186,844.8)
**pending contract finalization and agreed interest timing

Exhibit C - 1

EXHIBIT D

LOAN ADVANCE REQUISITION

Loan Advance Requisition

This request (the “Loan Advance Requisition”) is submitted to Mattress Liquidators, Inc., a Colorado corporation (“Lender”) in connection with the Construction Loan Agreement dated as of March 5, 2021, (as may be amended, supplemented, amended and restated, or modified from time to time, the “Loan Agreement”) between Rail Land Company, LLC, a Colorado limited liability company (“Borrower”) and Lender. Terms used but not defined herein shall have the meanings given in the Loan Agreement.

1.Pursuant to the Loan Agreement, Borrower hereby requests an advance in the amount of $___________. Borrower hereby acknowledges that this amount is subject to inspection, verification and available funds.

2.Borrower acknowledges that the approval of this Advance Request by Lender is subject to all of the terms and conditions precedent for the disbursement of Advances as set forth in Article 5 of the Loan Agreement.

3.Pursuant to Section 5.3 of the Loan Agreement, Borrower hereby certifies that:

(a)the total amount of each Loan Advance Requisition represents the actual amount payable to the third-parties who have performed work;

(b)no Event of Default, or condition or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, exists under the Loan Agreement;

(c)the representations and warranties contained in Article 7 of the Loan Agreement are true and correct in all material respects;

(d)Borrower has received no notice and has no knowledge of any liens or claims of lien either filed or threatened against the Real Property except the liens of Lender and those which are specifically identified in writing to Lender;

(e)all amounts shown as previous payments have been paid to the parties entitled to such payment;

(f)Borrower, or its agents, have approved of all work and materials for which a payment is then due and for which disbursement is hereby requested;

(g)all proceeds of the Loan Advance Requisition have been or will be applied to payment of approved costs and expenses;

(h)Lender shall be satisfied as to the continuing accuracy of the Project Budget;

(i)all work and materials theretofore furnished for the Project substantially conforms with the Plans and Specifications (as may be amended in accordance with the terms of the Loan Agreement); and

(j)that each cost submitted is for (1) the payment of the Project Costs in strict accordance with the Project Budget and subject to reimbursement from Escrowed Funds or by the Metropolitan District under applicable Colorado and local law, (2) the payment of the Project Costs and subject to reimbursement from Escrowed Funds or by the Metropolitan District under applicable Colorado and local law, or (3) the payment of the Project Costs in strict accordance with the Project Budget; and

Exhibit D - 1

(k)the Loan is In Balance (as defined in Section 5.4 of the Loan Agreement).

4.Borrower hereby agrees to provide, if requested by Lender, such additional information as Lender may reasonably request in support of the disbursements requested in this Loan Advance Requisition.

5.Borrower certifies that the statements made in this Loan Advance Requisition and any documents submitted herewith and identified herein are true, before and after giving effect thereto and to the application of the proceeds therefrom, and has duly caused this Loan Advance Requisition to be signed on its behalf by the undersigned, thereunto duly authorized.

6.Borrower requests that this draw be funded and that the disbursement funds in the amount full of $___________ be disbursed as follows: $___________ into the Construction Disbursement Account and $___________ being paid directly by wire transfer to ____________________ (Subcontractor or another party).

BORROWER:

RAIL LAND COMPANY, LLC,
a Colorado limited liability company

By:	ROCKY MOUNTAIN INDUSTRIALS, INC.,
a Nevada corporation, its sole member

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Title:	Executive Director

LENDER:

MATTRESS LIQUIDATORS, INC.,
a Colorado corporation

By:
Name:
Title:

Exhibit D - 2

EXHIBIT E

ENVIRONMENTAL REPORTS

Phase I Environmental Site Assessment prepared by Molen & Associates and dated as of January 26, 2021, Project No. 21-0108.

Exhibit E - 1